Filed Pursuant to Rule 424(b)(3)

Registration No. 333-141560

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 18, 2008.

Prospectus Supplement to Prospectus dated April 28, 2008

Depositary Shares

Fifth Third Bancorp

Each Representing 1/250th Interest in a Share of

    % Non-Cumulative Perpetual Convertible Preferred Stock, Series G

Each of the depositary shares offered hereby, or “Depositary Share,” represents a 1/250th ownership interest in a share of     % Non-Cumulative Perpetual Convertible Preferred Stock, Series G, no par value, $25,000 liquidation preference per share, or “Series G Preferred Stock,” of Fifth Third Bancorp, deposited with Wilmington Trust Company, as depositary. The Depositary Shares are evidenced by depositary receipts. As a holder of Depositary Shares, you are entitled to all proportional rights and preferences of the Series G Preferred Stock (including conversion, dividend, voting and liquidation rights). You must exercise such rights through the depositary.

Holders of the Series G Preferred Stock will be entitled to receive dividend payments quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2008, only when, as and if declared by our Board of Directors from funds legally available. Any such dividends will be payable on a non-cumulative basis at a rate per annum equal to    %. If a dividend payment date is not a business day, then the applicable dividend shall be paid on the next business day, without adjustment.

In the event dividends are not declared on the Series G Preferred Stock for payment on any dividend payment date, then those dividends will not cumulate and will cease to accrue and be payable. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for that dividend period, whether or not dividends on the Series G Preferred Stock are declared for any future dividend period.

Each share of the Series G Preferred Stock will be convertible at any time, at your option, into      of our common shares (equivalent to an initial conversion price of approximately $         per common share), plus cash in lieu of fractional shares, subject to adjustment as described in this prospectus supplement. The conversion rate will be adjusted as described in this prospectus supplement upon the occurrence of certain other events. Depositary shares may be converted only in integral multiples of 250.

On or after June 30, 2013, if the closing price of our common shares exceeds 130% of the then applicable conversion price for 20 trading days within any consecutive 30 trading day period, including the last day of such period, we may, at our option, cause some or all of the then outstanding Series G Preferred Stock to be automatically converted into our common shares at the then prevailing conversion rate.

The Series G Preferred Stock has no stated maturity, is not subject to any sinking fund and will remain outstanding unless converted. The Series G Preferred Stock will not have voting rights, except as required by Ohio law and described under “Description of the Series G Preferred Stock—Voting Rights.”

Shares of the Series G Preferred Stock are not deposits or other obligations of any bank and are not insured by the FDIC or any other governmental agency.

We intend to apply for listing of the Depositary Shares on the NASDAQ Global Select Market. If the listing is approved, trading of the Depositary Shares is expected to commence within a 30-day period after the original issue date of the Series G Preferred Stock. Our common shares are listed on the NASDAQ Global Select Market under the symbol “FITB” and the last reported sale price on June  17, 2008 was $12.73.

See “Risk Factors” beginning on page S-10 of this prospectus supplement to read about factors you should consider before investing in the Series G Preferred Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Depositary Share		Total
Initial public offering price		$100.00	$
Discounts and commissions
Proceeds, before expenses and commissions, to Fifth Third Bancorp	$		$

The initial public offering price does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the original issue date, expected to be June     , 2008.

To the extent that the underwriters sell more than              Depositary Shares, the underwriters have the option to purchase up to an additional              Depositary Shares from Fifth Third Bancorp at the initial public offering price less the applicable discount.

The underwriters expect to deliver the Depositary Shares in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on June      , 2008.

Goldman, Sachs & Co.

Sole Structuring Coordinator and Joint Bookrunner

Credit Suisse	Merrill Lynch & Co.
Joint Bookrunner	Joint Bookrunner

Fifth Third Securities, Inc.

Prospectus Supplement dated June     , 2008.

Prospectus Supplement

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the Depositary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Fifth Third Bancorp,” “Fifth Third,” “we,” “us,” “our” or similar references mean Fifth Third Bancorp and its successors.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, including the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically, the real estate market, either national or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) our ability to maintain required capital levels and adequate sources of funding and liquidity; (7) changes and trends in capital markets; (8) competitive pressures among depository institutions increase significantly; (9) effects of critical accounting policies and judgments and the use of estimates for results of current or future periods; (10) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (11) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (12) ability to maintain favorable ratings from rating agencies; (13) fluctuation of Fifth Third’s stock price; (14) ability to attract and retain key personnel; (15) ability to receive dividends from its subsidiaries; (16) the potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (17) effects of accounting or financial results of one or more acquired entities; (18) difficulties in combining the operations of acquired entities; (19) ability to secure confidential information through the use of computer systems and telecommunications networks; and (20) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information.”

S-iii

SUMMARY INFORMATION

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Depositary Shares representing interests in the Series G Preferred Stock. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” in the accompanying prospectus.

Fifth Third Bancorp is an Ohio corporation and a diversified financial services company headquartered in Cincinnati, Ohio. At March 31, 2008, Fifth Third operated 18 affiliates with 1,232 full-service Banking Centers including 107 Bank Mart® locations open seven days a week inside select grocery stores and 2,221 ATMs in the Midwestern and Southeastern regions of the United States. Fifth Third reports on five business segments: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions.

At March 31, 2008, Fifth Third had consolidated total assets of $111.4 billion, consolidated total deposits of $71.4 billion and consolidated shareholders’ equity of $9.4 billion.

On June 6, 2008, Fifth Third announced the completion of its acquisition of First Charter Corporation, which added approximately $4.8 billion in assets and $3.2 billion in deposits as well as 57 branches in North Carolina and two in suburban Atlanta to its existing franchise.

Fifth Third, like many other financial institutions, has been adversely affected by credit trends which have continued to deteriorate during the quarter ending June 30, 2008 and, in Fifth Third’s view, are unlikely to improve in the near term. Fifth Third expects its net income for the quarter ending June 30, 2008 will be reduced by increased credit costs, which it anticipates will include a provision expense for loan and lease losses for the quarter of approximately $700-725 million and net charge-offs of approximately $340-350 million. Fifth Third currently expects reported earnings per share for the quarter to be in the range of $0.01 to $0.05 per share.

Fifth Third’s Board of Directors has approved the following actions to strengthen Fifth Third’s capital position in light of the continued deterioration in credit trends referenced above:

•	The issuance of the Depositary Shares offered hereby, raising approximately $1 billion in Tier 1 capital.

•

A reduction in the quarterly common share dividend to $0.15 per share, commencing with the dividend payable on July 22, 2008 to holders of record on June 30, 2008, compared with the previous $0.44 quarterly dividend per common share.

•

The anticipated sales of certain non-core businesses that, if successfully completed, would supplement Fifth Third’s common equity capital by an estimated additional $1 billion or more. Fifth Third expects these transactions to be completed over the course of the next several quarters.

On June 18, 2008, Fifth Third filed a Current Report on Form 8-K containing additional information relating to the matters discussed in the immediately preceding paragraphs. The Current Report on Form 8-K also addresses developments relating to Fifth Third’s portfolio of leveraged leases and its estimate that the after-tax charge that would be required to address any downside risk related to the tax treatment of its leveraged leases would be $250 million, if Fifth Third were to conclude for the June 30, 2008 reporting period that it no longer meets the more-likely-than-not recognition threshold required by FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” The Current Report on Form 8-K is incorporated by reference into this prospectus supplement. You should carefully review the information contained in it. See “Where You Can Find More Information.”

Fifth Third’s principal executive office is: Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, telephone number: (513) 534-5300.

Depositary

The depositary for the Depositary Shares will be Wilmington Trust Company.

This Offering

What are the Depositary Shares?

Each Depositary Share is a 1/250th interest in a share of the Series G Preferred Stock. Each holder of a Depositary Share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Series G Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series G Preferred Stock represented thereby (including conversion, dividend, voting and liquidation rights).

What are the basic terms of the Series G Preferred Stock?

Declaration of Dividends and Dividend Rate. Holders of shares of Series G Preferred Stock will be entitled to receive non-cumulative cash dividends, only when, as and if declared by Fifth Third’s Board of Directors from funds legally available, payable at a rate per annum equal to         % applied to the liquidation preference of the Series G Preferred Stock. Any dividends will be calculated based on a 360-day year consisting of twelve 30-day months.

Dividend Payment Dates. The dividend payment dates for the Series G Preferred Stock, or “Dividend Payment Dates,” are March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2008. If a Dividend Payment Date is not a business day, then the applicable dividend shall be paid on the next business day, without adjustment to the dividend payment for the relevant Dividend Period.

Ranking. With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series G Preferred Stock will rank:

•

senior to Fifth Third’s common shares and all other equity securities designated as ranking junior to the Series G Preferred Stock, which will include all future issuances of preferred stock, other than those series designated as ranking on parity with it;

•

at least equally with all other equity securities designated as ranking on a parity with the Series G Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of Fifth Third; and

•

junior to our 8.0% cumulative Series D convertible perpetual preferred stock, $1,000 liquidation preference per share, or “Series D Preferred Stock,” and 8.0% cumulative Series E perpetual preferred stock, $1,000 liquidation preference per share, or “Series E Preferred Stock.” As of March 31, 2008, the Series D Preferred Stock and Series E Preferred Stock had an aggregate liquidation preference outstanding of $9.25 million.

As described in the first bullet above, in connection with the issuance of the Series G Preferred Stock, we have agreed that we will not issue any series of preferred stock in the future that ranks senior to the Series G Preferred Stock, but we may issue additional series on parity with the Series G Preferred Stock. Our common shares and any other equity securities designated as ranking junior to the Series G Preferred Stock are referred to in the prospectus supplement as “junior stock.”

If we pay a partial dividend or skip a dividend payment on the Series G Preferred Stock at any time, we will be subject to the restrictions under “—When can we skip dividend payments on the Series G Preferred Stock?” below.

Conversion Rights. Each share of the Series G Preferred Stock may be converted at any time, at the option of the holder, into          of our common shares (which reflects an initial conversion price of approximately $          per common share) plus cash in lieu of fractional shares, subject to anti-dilution adjustments and subject to the limitation set forth below under “—Limitation on Beneficial Ownership.” If the conversion date is prior to the record date for any declared cash dividend on the Series G Preferred Stock for the dividend period in which you elect to convert, you will not receive any declared cash dividends for that dividend period on the Series G Preferred Stock, but you may receive a cash dividend on our common shares if the conversion date is prior to the record date for any declared cash dividend on our common shares. If the conversion date is after the record date for any declared cash dividend and prior to the dividend payment date, you will receive that cash dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, if you convert after a record date and prior to the related dividend payment date, you must pay to the conversion agent when you convert your shares of Series G Preferred Stock an amount in cash equal to the full dividend actually paid on the Series G Preferred Stock on the dividend payment date for the then-current dividend period on the shares being converted, unless your shares are being converted as a consequence of a mandatory conversion at our option, a make-whole acquisition or a fundamental change as described below. Depositary shares may be converted only in integral multiples of 250.

Mandatory Conversion at Our Option. On or after June 30, 2013, we may, at our option, at any time or from time to time cause some or all of the Series G Preferred Stock to be converted into our common shares at the then applicable conversion rate. We may exercise our conversion right if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of our common shares exceeds 130% of the then applicable conversion price of the Series G Preferred Stock. See “Description of the Series G Preferred Stock—Conversion—Mandatory Conversion at Our Option.”

Limitation on Beneficial Ownership. Notwithstanding the foregoing, no holder of Series G Preferred Stock will be entitled to receive shares of our common shares upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder) of more than 9.9% of the common shares outstanding at such time. Any purported delivery of our common shares upon conversion of Series G Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the common shares outstanding at such time. If any delivery of our common shares owed to a holder upon conversion of Series G Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the common shares outstanding at such time. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Series G Preferred Stock to convert mandatorily.

Conversion Upon Certain Acquisitions. The following provisions will apply if one of the following events occurs prior to the conversion date for shares of Series G Preferred Stock:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act, disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our capital stock entitling such person or group to exercise 50% or more of the total voting power of all shares of our capital stock; or

•

consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case, pursuant to which our common shares will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions;” provided, however, that a make-whole acquisition will not be deemed to have occurred if (i) at least 90% of the consideration (as determined by our Board of Directors) received by holders of our common shares in the transaction or transactions consists of common shares or American Depositary Receipts in respect of common shares that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a make-whole acquisition and (ii) such transaction or transactions are a reorganization event (as described below under “Description of the Series G Preferred Stock—Reorganization Event”) with the consequence that each share of Series G Preferred Stock outstanding immediately prior to such transaction or transactions will become convertible into such common shares or American Depositary Receipts in respect of common shares in such transaction or transactions.

Upon a make-whole acquisition, we will, under certain circumstances, be required to pay a make-whole adjustment in the form of an increase in the conversion rate upon any conversions of the Series G Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date as described herein. The make-whole adjustment will be payable in our common shares or the consideration into which our common shares has been converted or exchanged in connection with the make-whole acquisition.

The amount of the make-whole adjustment, if any, will be based on the share price and the effective date of the make-whole acquisition. A description of how the make-whole adjustment will be determined and a table showing the make-whole adjustment that would apply at various share prices and effective dates is set forth under “Description of the Series G Preferred Stock—Conversion—Conversion Upon Certain Acquisitions.”

Conversion Upon Fundamental Change. If the reference price (as defined under “Description of the Series G Preferred Stock—Conversion—Conversion Upon Fundamental Change”) in connection with a fundamental change (as defined under “Description of the Series G Preferred Stock—Conversion—Conversion Upon Fundamental Change”) is less than $            , which is the closing price of our common shares on the date of this prospectus supplement, subject to adjustment, in lieu of the make-whole adjustment described above, a holder may elect to convert each share of Series G Preferred Stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $            , which is 50% of the closing price of our common shares on the date of this prospectus supplement, subject to adjustment. If the reference price is less than $            , holders will receive a maximum of      of our common shares per share of Series G Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series G Preferred Stock. In lieu of issuing common shares upon conversion in the event of a fundamental change, we may at our option, and if we obtain any necessary regulatory approval, make a cash payment equal to the reference price for each common share otherwise issuable upon conversion.

See “Description of the Series G Preferred Stock—Conversion—Conversion Upon Fundamental Change.”

Reorganization Events. The following provisions apply in the event of certain “reorganization events,” which include, subject to certain exceptions:

•	any consolidation or merger of us with or into another person in each case pursuant to which our common shares will be converted into cash, securities or other property;

•

any sale, transfer, lease or conveyance to another person of all or substantially all of our assets in each case pursuant to which our common shares will be converted into cash, securities or other property;

•	certain reclassifications of our common shares; or

•	certain statutory exchanges of our securities.

Each share of the Series G Preferred Stock outstanding immediately prior to the applicable reorganization event will become convertible at the option of the holder of such share into the kind of securities, cash and other property receivable in the reorganization event by holders of our common shares. See “Description of the Series G Preferred Stock—Conversion—Reorganization Events.”

Anti-Dilution Rate Adjustments. The conversion rate may be adjusted in the event of, among other things, (1) dividends or distributions in common shares, (2) subdivisions, splits and combinations of the common shares, (3) certain issuances of share purchase rights, (4) distributions of shares of our capital stock (other than our common shares), or evidences of our indebtedness or assets, (5) certain cash dividends or distributions on our common shares or (6) certain tender offers for our common shares by us or any of our subsidiaries. See “Description of the Series G Preferred Stock—Conversion—Anti-Dilution Rate Adjustments.”

Liquidation. Upon Fifth Third’s voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series G Preferred Stock are entitled to receive out of Fifth Third’s assets that are available for distribution to shareholders, before any distribution is made to holders of common shares or other equity securities designated as ranking junior to the Series G Preferred Stock, but after distribution is made to any holders of Series D Preferred Stock and Series E Preferred Stock for as long as such series are outstanding, a liquidation distribution in the amount of $25,000 per share, plus any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard for any undeclared dividends. Distributions will be made pro rata as to the Series G Preferred Stock and any other equity securities designated as ranking on a parity with the Series G Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of Fifth Third and only to the extent of Fifth Third’s assets, if any, that are available after satisfaction of all liabilities to creditors and distributions to holders of senior securities.

Voting Rights. Holders of the Series G Preferred Stock will have no voting rights, except as otherwise provided by applicable Ohio law.

Under Ohio law, the holders of the outstanding shares of a class are entitled to vote as a separate class on certain changes in the terms of such class, including changes in the express terms or additions to the terms in any manner substantially prejudicial to the holders of the shares of such class. Ohio law also requires that any merger or consolidation of a corporation with or into any other entity in which the corporation is not the surviving corporation shall be approved by the holders of each class of outstanding shares, if such class of shares would be changed in such merger or consolidation in a manner that would have required the approval of such class if the change were effected by an amendment to the corporation’s articles of incorporation. We believe that each outstanding series of shares of our preferred stock, including the Series G Preferred Stock, should be treated as a separate “class” of shares for purposes of the provisions of Ohio law described above. However, we are not aware of any controlling precedent on point. See “Description of the Series G Preferred Stock—Certain Covenants.”

The vote or consent of the holders of at least two thirds of the outstanding shares of the Series G Preferred Stock, as well as at least two thirds of the outstanding shares of each other series of preferred stock, each voting separately as a single class, given in person or by proxy at any meeting called for the purpose, will be necessary for effecting or authorizing these and the other matters described under “Description of the Series G Preferred Stock—Voting Rights.” Alternatively, the holders of the Series G Preferred Stock as well as each other series of preferred stock could approve such matters by unanimous written consent without a meeting.

Certain Covenants. We have made certain covenants in favor of the holders of Series G Preferred Stock in the resolutions of our Board of Directors creating and designating the Series G Preferred Stock. Those covenants address certain limitations on our entering into any merger or consolidation, the right of holders of Series G Preferred Stock to elect directors instead of mere advisory directors under certain circumstances after the occurrence of a merger or consolidation, and our agreement to treat each series of preferred stock, including the Series G Preferred Stock, as a separate class of stock for purposes of certain provisions of Ohio law. See “Description of the Series G Preferred Stock—Certain Covenants.”

Right to Nominate Advisory Directors. If and when dividends payable on the Series G Preferred Stock or on any other class or series of stock of Fifth Third, whether bearing dividends on a non-cumulative or cumulative basis but otherwise ranking on a parity with the Series G Preferred Stock as to payment of dividends and that have a comparable right to nominate Advisory Directors (as defined below), referred to as “Covered Parity Stock,” shall have not been declared and paid (i) in the case of the Series G Preferred Stock and Covered Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), or (ii) in the case of Covered Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive) (each, a “Triggering Event”), the holders of the Covered Parity Stock will be entitled to nominate two persons for appointment by Fifth Third as “Advisory Directors” to attend meetings of our Board of Directors. Under the terms of the Series G Preferred Stock, if a Triggering Event has occurred, Fifth Third will promptly appoint each such person as an Advisory Director following his or her execution of an agreement with Fifth Third governing such Advisory Director’s standard of conduct.

The Advisory Directors will have the right to attend all meetings of the Board of Directors, to address the board at such meetings and to receive notices of all meetings of the Board of Directors and copies of all information distributed to members of the Board of Directors in advance of or during such meetings. The Advisory Directors will not be members of the Board of Directors and will not have the right to vote with members of the Board on matters considered. The term of each Advisory Director, once appointed, will continue until the earliest of (i) the first date as of which full dividends on the Series G Preferred Stock and such other classes or series of Covered Parity Stock, have been paid for at least one year, in the case of non-cumulative Covered Parity Stock, and all dividends have been fully paid, in the case of cumulative Covered Parity Stock or (ii) the date on which such Advisory Director resigns, dies or is removed either by Covered Parity Stock, or by the Board of Directors if such Advisory Director fails to comply with his or her obligations under the agreement with Fifth Third. See “Description of Series G Preferred Stock—Right to Nominate Advisory Directors.”

Maturity. The Series G Preferred Stock does not have any maturity date, and is not subject to redemption by Fifth Third. Accordingly, the Series G Preferred Stock will remain outstanding indefinitely, unless and until it is converted to our common shares.

Preemptive Rights. Holders of shares of Series G Preferred Stock will have no preemptive rights.

When can we skip dividend payments on the Series G Preferred Stock?

We may pay a partial dividend or skip a dividend payment on the Series G Preferred Stock at any time. So long as any shares of Series G Preferred Stock remain outstanding, unless the full dividends for the then-current

Dividend Period on all outstanding shares of Series G Preferred Stock have been paid, or declared and funds set aside therefor, on any day in the immediately succeeding Dividend Period:

•	no dividend whatsoever shall be declared on any junior stock, other than a dividend payable solely in junior stock; and

•

we and our subsidiaries may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will we pay to or make available any monies for a sinking fund for the redemption of, any junior stock.

The foregoing provisions shall not restrict the ability of any of our affiliates to engage in any market-making transactions in our junior stock in the ordinary course of business.

On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Series G Preferred Stock and any shares of any class or series, or any securities convertible into shares of, any class or series of other equity securities designated as ranking on a parity with the Series G Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series G Preferred Stock and the Dividend Parity Stock shall be shared:

•

first ratably by the holders of any shares of such other series of Dividend Parity Stock who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to their respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and

•	thereafter by the holders of the shares of Series G Preferred Stock and the Dividend Parity Stock on a pro rata basis.

We have agreed not to issue any new series of preferred stock having dividend payment dates that are not a March 31, June 30, September 30 or December 31 (or the next business day, if applicable).

The right of holders of the Series G Preferred Stock to receive dividends is non-cumulative. If our Board of Directors does not declare a dividend on the Series G Preferred Stock or declares less than a full dividend in respect of any Dividend Period, the holders of the Series G Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that Dividend Period, and we will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series G Preferred Stock or any other class or series of our authorized preferred stock.

What are the U.S. federal income tax consequences related to the Depositary Shares?

Any distribution with respect to the Depositary Shares that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when paid. Any such dividend will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction. There are circumstances under which this deduction may not be available. See “Risk Factors—Holders of the Series G Preferred Stock may be unable to use the dividends-received deduction.”

In addition, distributions constituting dividend income received by an individual U.S. holder in respect of the Depositary Shares in taxable years beginning before January 1, 2011 will generally represent “qualified dividend income,” which will be subject to taxation at a maximum rate of 15% (or a lower rate for individuals in certain tax brackets) subject to certain exceptions for short-term and hedged positions. In addition, subject to similar exceptions for short-term and hedged positions, distributions on the Depositary Shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 70% dividends-received deduction. See “Certain U.S. Federal Income Tax Considerations.”

What are our expected uses of proceeds from the offering of the Depositary Shares?

We expect to receive net proceeds from the offering of the Depositary Shares of approximately $            , or $             if the underwriters exercise their option to purchase up to          additional Depositary Shares, in each case after underwriting commissions and expenses. We intend to use the net proceeds of this offering for general corporate purposes.

Will the Depositary Shares be listed for trading?

We intend to apply for listing of the Depositary Shares on the NASDAQ Global Select Market. If the listing is approved, trading of the Depositary Shares is expected to commence within a 30-day period after the original issue date of the Series G Preferred Stock.

CONSOLIDATED SELECTED HISTORICAL FINANCIAL DATA

The following is selected consolidated financial data of Fifth Third for the years ended December 31, 2007, 2006 and 2005 and the three-month periods ended March 31, 2008 and March 31, 2007. The summary below should be read in conjunction with Fifth Third’s financial statements and related notes and other financial information incorporated by reference in the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

(In millions, except per share data)	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005
CONSOLIDATED CONDENSED SUMMARIES OF INCOME
Total interest income	$1,447	$1,460	$6,027	$5,955	$4,995
Total interest expense	627	724	3,018	3,082	2,030

Net interest income	820	736	3,009	2,873	2,965
Provision for loan and lease losses	544	84	628	343	330

Net interest income after provision for loan and lease losses	276	652	2,381	2,530	2,635
Total noninterest income	864	608	2,467	2,012	2,374
Total noninterest expense	715	753	3,311	2,915	2,801
Applicable income taxes	139	148	461	443	659
Cumulative effect of change in accounting principle, net of tax	—	—	—	4	—

Net income	$286	$359	$1,076	$1,188	$1,549

PER COMMON SHARE DATA
Earnings per share, basic	$.54	$.65	$2.00	$2.14	$2.79
Earnings per share, diluted	.54	.65	1.99	2.13	2.77
Cash dividends declared	.44	.42	1.70	1.58	1.46
Average number of shares outstanding (in thousands)	528,498	551,501	537,670	554,983	554,411
Average number of shares outstanding, diluted (in thousands)	530,372	554,175	540,118	557,494	558,443

CONSOLIDATED CONDENSED PERIOD-END BALANCE SHEETS
ASSETS
Cash and due from banks	$3,092	$2,211	$2,660	$2,706	$3,070
Other short-term investments	517	256	620	840	166
Securities	12,958	11,099	11,203	11,596	22,430
Loans held for sale	2,573	1,382	4,329	1,150	1,304
Total portfolio loans and leases	80,886	74,821	80,253	74,353	69,925
Allowance for loans and lease losses	(1,205)	(784)	(937)	(771)	(744)
Other assets	12,575	10,839	12,834	10,795	9,074

Total assets	$111,396	$99,824	$110,962	$100,669	$105,225

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total deposits	$71,401	$69,188	$75,445	$69,380	$67,434
Federal funds purchased	5,612	1,622	4,427	1,421	5,323
Short-term bank notes	—	—	—	—	—
Other short-term borrowings	6,387	2,383	4,747	2,796	4,246
Accrued taxes, interest and expenses	2,377	2,324	2,427	2,283	2,142
Other liabilities	2,226	1,883	1,898	2,209	1,407
Long-term debt	14,041	12,620	12,857	12,558	15,227

Total liabilities	102,044	90,020	101,801	90,647	95,779
Total shareholders’ equity	9,352	9,804	9,161	10,022	9,446

Total liabilities and shareholders’ equity	$111,396	$99,824	$110,962	$100,669	$105,225

RISK FACTORS

An investment in the Depositary Shares is subject to certain risks. You should carefully review the following risk factors and other information contained in this prospectus supplement and in documents incorporated by reference in the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2007, before deciding whether this investment is suited to your particular circumstances.

Risks Related to the Depositary Shares and Series G Preferred Stock

The Series G Preferred Stock is equity and is subordinate to all of our existing and future indebtedness and our Series D Preferred Stock and Series E Preferred Stock for as long as such series are outstanding, and our ability to declare dividends on the Series G Preferred Stock may be limited.

Shares of Series G Preferred Stock are equity interests in Fifth Third and do not constitute indebtedness. As such, shares of Series G Preferred Stock will rank junior to all indebtedness and other non-equity claims on Fifth Third, as well as to our Series D Preferred Stock and Series E Preferred Stock, with respect to assets available to satisfy claims on Fifth Third, including in a liquidation of Fifth Third. If Fifth Third is deferring dividend payments on the Series D or Series E Preferred Stock, Fifth Third will be prohibited from making distributions on the Series G Preferred Stock. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series G Preferred Stock (1) dividends are payable only when and if declared by our Board of Directors and (2) as a corporation, we are subject to restrictions on payments of dividends and the redemption price out of lawfully available funds.

Also, as a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations. Fifth Third Bancorp is a separate and distinct legal entity from its subsidiaries. Fifth Third Bancorp receives substantially all of its revenue from dividends from its subsidiaries. These dividends are the principal source of funds to pay dividends on Fifth Third Bancorp’s stock and interest and principal on its debt. Various federal and/or state laws and regulations limit the amount of dividends that Fifth Third’s bank and certain nonbank subsidiaries may pay. Also, Fifth Third Bancorp’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors. Limitations on Fifth Third Bancorp’s ability to receive dividends from its subsidiaries could have a material adverse effect on our liquidity and ability to declare and pay dividends on the Preferred Stock. See “Regulatory Considerations.”

If Fifth Third is deferring payments on outstanding junior subordinated debt securities or is in default under the indentures governing those securities, Fifth Third will be prohibited from making distributions on the Series G Preferred Stock.

Under the terms of its outstanding junior subordinated deferrable interest debentures (referred to as “junior subordinated debt securities”), we are prohibited from declaring or paying any dividends or distributions on preferred stock, including the Series G Preferred Stock, or purchasing, acquiring, or making a liquidation payment on the Series G Preferred Stock, if a default under the indenture governing those junior subordinated debt securities (or under the corresponding guarantee) has occurred and is continuing or at any time when we are deferring payments of interest on those junior subordinated debt securities. As of the date of this prospectus supplement, Fifth Third Bancorp has four series of junior subordinated debt securities outstanding with an aggregate principal amount outstanding of approximately $2.5 billion, bearing interest at rates ranging from 6.500% per annum to 8.875% per annum and with maturities ranging from 2067 to 2068. In addition, Fifth Third Bancorp guarantees seven series of junior subordinated debentures of its subsidiaries with an aggregate principal amount outstanding of approximately $177 million, bearing interest rates ranging from three-month LIBOR plus 1.42% to three-month LIBOR plus 3.70% per annum and with maturity ranging from 2032 to 2035.

Without notice to or consent from the holders of the Series G Preferred Stock, we may also issue additional series of junior subordinated debt securities or other securities in the future with terms similar to our existing junior subordinated debt securities. The terms of our existing junior subordinated debt securities and any future securities could result in dividends on the Series G Preferred Stock not being paid to you.

Dividends on the Series G Preferred Stock will be non-cumulative.

Dividends on the Series G Preferred Stock will be non-cumulative. Consequently, if our Board of Directors, in its discretion, does not authorize and declare a dividend for any Dividend Period, holders of the Depositary Shares would not be entitled to receive a distribution in respect of any such dividend, and any such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a Dividend Period after the Dividend Payment Date for that period if our Board of Directors has not declared such dividend before the related Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series G Preferred Stock or any other preferred stock we may issue.

Holders of the Series G Preferred Stock and the Depositary Shares will have limited voting rights.

Holders will have no voting rights except as required by Ohio law, as described under “Description of the Series G Preferred Stock—Voting Rights.”

The price of our common shares, and therefore of the Series G Preferred Stock, may fluctuate significantly, and this may make it difficult for you to resell the Series G Preferred Stock or common shares issuable upon conversion of the Series G Preferred Stock when you want or at prices you find attractive.

The price of our common shares on the NASDAQ Global Select Market constantly changes. We expect that the market price of our common shares will continue to fluctuate. In addition, because the Series G Preferred Stock is convertible into our common shares, volatility or depressed prices for our common shares could have a similar effect on the trading price of the Series G Preferred Stock.

Our share price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	Actual or anticipated variations in earnings;

•	Changes in analysts’ recommendations or projections;

•	Fifth Third’s announcements of developments related to its businesses;

•	Operating and stock performance of other companies deemed to be peers;

•	Actions by government regulators;

•	New technology used or services offered by traditional and non-traditional competitors; and

•	News reports of trends, concerns and other issues related to the financial services industry.

Our common share price may fluctuate significantly in the future, and these fluctuations may be unrelated to our performance. General market price declines or market volatility in the future could adversely affect the price of our common shares, and the current market price of such stock may not be indicative of future market prices.

General market conditions and unpredictable factors could adversely affect market prices for the Depositary Shares.

There can be no assurance about the market prices for the Depositary Shares. Several factors, many of which are beyond our control, will influence the market value of the Depositary Shares. Factors that might influence the market value of the Depositary Shares include:

•	whether we skip or are likely to skip dividends on the Series G Preferred Stock from time to time;

•	our creditworthiness;

•	interest rates generally and expectations regarding changes in rates;

•	developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the Depositary Shares that an investor purchases, whether in the offering or in the secondary market, may trade at a discount to their cost, and their value will fluctuate.

The conversion rate of the Series G Preferred Stock may not be adjusted for all dilutive events that may adversely affect the trading price of the Series G Preferred Stock or the common shares issuable upon conversion of the Series G Preferred Stock.

The conversion rate of the Series G Preferred Stock is subject to adjustment upon certain events, including the issuance of dividends or distributions in common shares, subdivisions and combinations of our common shares, certain issuances of rights or warrants, distributions of shares of our capital stock (other than our common shares), evidences of our indebtedness or assets, certain cash dividends or distributions or certain tender offers or exchange offers for our common shares by us or any of our subsidiaries as described under “Description of the Series G Preferred Stock—Conversion—Anti-Dilution Rate Adjustments.” We will not adjust the conversion rate for other events, including offerings of common shares for cash by us or in connection with acquisitions. There can be no assurance that an event that adversely affects the value of the Series G Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of our common shares, it may also adversely affect the market price of the Series G Preferred Stock. In addition, except as described under “Underwriting,” we are not restricted from offering common shares in the future or engaging in other transactions that could dilute our common shares.

A change of control with respect to us may not constitute a make-whole acquisition or fundamental change for the purpose of the Series G Preferred Stock.

The Series G Preferred Stock contains no covenants or other provisions to afford protection to you in the event of a change of control with respect to us, except upon the occurrence of a make-whole acquisition or a fundamental change to the extent described under “Description of the Series G Preferred Stock—Conversion—Conversion Upon Certain Acquisitions” and “Description of the Series G Preferred Stock—Conversion—Conversion Upon Fundamental Change,” respectively. However, the terms “make-whole acquisition” and “fundamental change” are limited and may not include every change of control event that might cause the market price of our common shares or the Series G Preferred Stock to decline. As a result, your rights under the Series G Preferred Stock upon the occurrence of a make-whole acquisition or fundamental change may not preserve the value of the Series G Preferred Stock in the event of a change of control with respect to us. In addition, any change of control with respect to us may negatively affect the liquidity, value or volatility of our common shares, negatively impacting the value of the Series G Preferred Stock.

The delivery of additional make-whole shares in respect of conversions following a make-whole acquisition or adjustment to the conversion rate in respect of conversions following a fundamental change may not adequately compensate you.

If a make-whole acquisition occurs prior to conversion, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series G Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date by a number of additional common shares. The number of make-whole shares, if any, will be based on the price paid for each common share in such transaction and the effective date of the make-whole acquisition. See “Description of the Series G Preferred Stock—Conversion—Conversion Upon Certain Acquisitions.” Although this adjustment is intended to approximate the lost option value of your Series G Preferred Stock, if any, it is only an approximation of such lost value and may not adequately compensate you for your actual loss.

In addition, if a fundamental change occurs prior to conversion, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series G Preferred Stock that occur during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date. See “Description of the Series G Preferred Stock—Conversion—Conversion Upon Fundamental Change.” However, if the applicable reference price is less than $            , holders will receive a maximum of             common shares per share of Series G Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series G Preferred Stock.

Our obligation to deliver make-whole shares or to adjust the conversion rate in respect of conversions following a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness, as applied to such payments.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares or the Series G Preferred Stock.

Except as described under “Underwriting,” we are not restricted from issuing additional common shares or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares or Series G Preferred Stock or any substantially similar securities. The market price of our common shares or Series G Preferred Stock could decline as a result of sales of common shares or Series G Preferred Stock or similar securities in the market made after this offering or the perception that such sales could occur.

Each share of Series G Preferred Stock will be convertible at the option of the holder thereof into              of our common shares, subject to anti-dilution adjustments. The conversion of some or all of the Series G Preferred Stock will dilute the ownership interest of our existing common shareholders. Any sales in the public market of our common shares issuable upon such conversion could adversely affect prevailing market prices of the outstanding common shares and the Series G Preferred Stock.

Before converting any Series G Preferred Stock into our common shares, you are not entitled to any rights with respect to our common shares, but you will be subject to all changes made with respect to our common shares.

Before converting any Series G Preferred Stock into our common shares, you are not entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares), but you will be subject to all changes affecting the common shares. You will only be entitled to rights on the common shares if and when we deliver common shares to you upon conversion of your Series G Preferred Stock and in limited cases under the adjustments to the conversion rate. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to your becoming a record holder of the common shares issuable upon conversion, you will not be entitled to vote such shares in respect of such amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common shares proposed in such amendment.

The issuance of additional series of our preferred stock could adversely affect holders of our common shares, which may negatively impact your investment.

Our Board of Directors is authorized to issue additional classes or series of preferred stock without any action on the part of the shareholders. The Board of Directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including dividend rights and preferences over the common shares with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common shares with respect to the payment of dividends or upon our dissolution, winding up and liquidation, or if we issue preferred stock with voting rights that dilute the voting power of our common shares, the rights of holders of our common shares or the market price of our common shares could be adversely affected. As noted above, a decline in the market price of the common shares may negatively impact the market price for the Series G Preferred Stock.

If we increase the cash dividend on our common shares, you may be deemed to have received a taxable dividend without the receipt of any cash.

If we increase the cash dividend on our common shares, an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in “Certain U.S. Federal Income Tax Considerations”), such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See “Certain U.S. Federal Income Tax Considerations.”

Holders of the Series G Preferred Stock may be unable to use the dividends-received deduction.

Distributions paid to corporate U.S. holders out of dividends on the Series G Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future taxable years for the distributions on the Series G Preferred Stock to qualify as dividends for federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.” If any distributions on the Series G Preferred Stock with respect to any taxable year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits, the market value of the Series G Preferred Stock may decline.

You are making an investment decision about the Depositary Shares, as well as the Series G Preferred Stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of our Series G Preferred Stock. Those fractional interests take the form of Depositary Shares. The depositary will rely solely on the dividend payments on the Series G Preferred Stock it receives from us to fund all dividend payments on the Depositary Shares. In addition, Depositary Shares can only be converted in integral multiples of 250 so a holder must accumulate 250 Depositary Shares before converting. You should review carefully the information in this prospectus supplement and the accompanying prospectus regarding our Depositary Shares and Series G Preferred Stock.

The Series G Preferred Stock and the related Depositary Shares may not have an active trading market.

The Series G Preferred Stock and the related Depositary Shares are new issues with no established trading market. Although we will apply to have the Depositary Shares listed on the NASDAQ Global Select Market, there is no guarantee that we will be able to list the Depositary Shares. Even if the Depositary Shares are listed, there may be little or no secondary market for the Depositary Shares. Even if a secondary market for the Depositary Shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We do not expect that there will be any separate public trading market for the shares of Series G Preferred Stock except as represented by the Depositary Shares.

Risks Related to Our Business

Weakness in the economy and in the real estate market, including specific weakness within Fifth Third’s geographic footprint, has adversely affected Fifth Third and may continue to adversely affect Fifth Third.

If the strength of the U.S. economy in general and the strength of the local economies in which Fifth Third conducts operations declines, or continues to decline, this could result in, among other things, a deterioration in credit quality or a reduced demand for credit, including a resultant effect on Fifth Third’s loan portfolio and allowance for loan and lease losses. A significant portion of Fifth Third’s residential mortgage and commercial real estate loan portfolios are comprised of borrowers in Michigan, Northern Ohio and Florida, which markets have been particularly adversely affected by job losses, declines in real estate value, declines in home sale volumes, and declines in new home building. These factors could result in higher delinquencies and greater charge-offs in future periods, which would materially adversely affect Fifth Third’s financial condition and results of operations.

Deteriorating credit quality, particularly in real estate loans, has adversely impacted Fifth Third and may continue to adversely impact Fifth Third.

Fifth Third has experienced a downturn in credit performance, particularly in the fourth quarter of 2007, and Fifth Third expects credit conditions and the performance of its loan portfolio to continue to deteriorate in the near term. This caused Fifth Third to increase its allowance for loan and lease losses in the fourth quarter of 2007, driven primarily by higher allocations related to home equity loans and commercial real estate loans. Additional increases in the allowance for loan and lease losses may be necessary in the future. Accordingly, a decrease in the quality of Fifth Third’s credit portfolio could have a material adverse effect on earnings and results of operations.

Fifth Third’s results depend on general economic conditions within its operating markets.

The revenues of Fifth Third Processing Solutions (“FTPS”) are dependent on the transaction volume generated by its merchant and financial institution customers. This transaction volume is largely dependent on consumer and corporate spending. If consumer confidence suffers and retail sales decline, FTPS will be negatively impacted. Similarly, if an economic downturn results in a decrease in the overall volume of corporate transactions, FTPS will be negatively impacted. FTPS is also impacted by the financial stability of its merchant customers. FTPS assumes certain contingent liabilities related to the processing of Visa® and MasterCard® merchant card transactions. These liabilities typically arise from billing disputes between the merchant and the cardholder that are ultimately resolved in favor of the cardholder. These transactions are charged back to the merchant and disputed amounts are returned to the cardholder. If FTPS is unable to collect these amounts from the merchant, FTPS will bear the loss.

The fee revenue of Investment Advisors is largely dependent on the fair market value of assets under care and trading volumes in the brokerage business. General economic conditions and their effect on the securities markets tend to act in correlation. When general economic conditions deteriorate, consumer and corporate confidence in securities markets erodes, and Investment Advisors’ revenues are negatively impacted as asset values and trading volumes decrease. Neutral economic conditions can also negatively impact revenue when stagnant securities markets fail to attract investors.

Changes in interest rates could affect Fifth Third’s income and cash flows.

Fifth Third’s income and cash flows depend to a great extent on the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors that are beyond Fifth Third’s control, including general economic conditions and the policies of various governmental and regulatory agencies (in particular, the Federal Reserve System). Changes in monetary policy, including changes in interest rates, will influence the origination of loans, the prepayment speed of loans, the purchase of investments, the generation of deposits and the rates received on loans and investment securities and paid on deposits or other sources of funding. The impact of these changes may be magnified if Fifth Third does not effectively manage the relative sensitivity of its assets and liabilities to changes in market interest rates. Fluctuations in these areas may adversely affect Fifth Third and its shareholders.

Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity.

Fifth Third is required to maintain certain capital levels in accordance with banking regulations. Fifth Third must also maintain adequate funding sources in the normal course of business to support its operations and fund outstanding liabilities. Fifth Third’s ability to maintain capital levels, sources of funding and liquidity could be impacted by changes in the capital markets in which it operates.

Each of Fifth Third’s subsidiary banks must remain well-capitalized for Fifth Third to retain its status as a financial holding company. In addition, failure by Fifth Third’s bank subsidiaries to meet applicable capital guidelines could subject the bank to a variety of enforcement remedies available to the federal regulatory authorities. These include limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital, and the termination of deposit insurance by the FDIC.

Changes and trends in the capital markets may affect Fifth Third’s income and cash flows.

Fifth Third enters into and maintains trading and investment positions in the capital markets on its own behalf and on behalf of its customers. These investment positions also include derivative financial instruments. The revenues and profits Fifth Third derives from its trading and investment positions are dependent on market prices. If it does not correctly anticipate market changes and trends, Fifth Third may experience investment or trading losses that may materially affect Fifth Third and its shareholders. Losses on behalf of its customers could expose Fifth Third to litigation, credit risks or loss of revenue from those customers. Additionally, substantial losses in Fifth Third’s trading and investment positions could lead to a loss with respect to those investments and may adversely affect cash flows and funding costs.

If Fifth Third does not adjust to rapid changes in the financial services industry, its financial performance may suffer.

Fifth Third’s ability to deliver strong financial performance and returns on investment to shareholders will depend in part on its ability to expand the scope of available financial services to meet the needs and demands of its customers. In addition to the challenge of competing against other banks in attracting and retaining customers for traditional banking services, Fifth Third’s competitors also include securities dealers, brokers, mortgage bankers, investment advisors, specialty finance and insurance companies who seek to offer one-stop financial services that may include services that banks have not been able or allowed to offer to their customers in the past or may not be currently able or allowed to offer. This increasingly competitive environment is primarily a result of changes in regulation, changes in technology and product delivery systems, as well as the accelerating pace of consolidation among financial service providers.

The preparation of Fifth Third’s financial statements requires the use of estimates that may vary from actual results.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make significant estimates that affect the financial statements. Two of Fifth Third’s most critical estimates are the level of the allowance for loan and lease losses and the valuation of mortgage servicing rights. Due to the inherent nature of these estimates, Fifth Third cannot provide absolute assurance that it will not significantly increase the allowance for loan and lease losses and/or sustain credit losses that are significantly higher than the provided allowance, nor that it will not recognize a significant provision for impairment of its mortgage servicing rights. If Fifth Third’s allowance for loan and lease losses is not adequate, Fifth Third’s business, financial condition, including its liquidity and capital, and results of operations could be materially adversely affected. Additionally, in the future, Fifth Third may increase its allowance for loan and lease losses, which could have a material adverse effect on its capital and results of operations. For more information on the sensitivity of these estimates, please refer to the Critical Accounting Policies section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

Fifth Third regularly reviews its litigation reserves for adequacy considering its litigation risks and probability of incurring losses related to litigation. However, Fifth Third cannot be certain that its current litigation reserves will be adequate over time to cover its losses in litigation due to higher than anticipated settlement costs, prolonged litigation, adverse judgments, or other factors that are largely outside of Fifth Third’s control. If Fifth Third’s litigation reserves are not adequate, Fifth Third’s business, financial condition, including its liquidity and capital, and results of operations could be materially adversely affected. Additionally, in the future, Fifth Third may increase its litigation reserves, which could have a material adverse effect on its capital and results of operations.

Changes in accounting standards could impact Fifth Third’s reported earnings and financial condition.

The accounting standard setters, including the Financial Accounting Standards Board (“FASB”), the SEC and other regulatory bodies, periodically change the financial accounting and reporting standards that govern the preparation of Fifth Third’s consolidated financial statements. These changes can be hard to predict and can materially impact how Fifth Third records and reports its financial condition and results of operations. In some cases, Fifth Third could be required to apply a new or revised standard retroactively, which would result in the restatement of Fifth Third’s prior period financial statements.

Legislative or regulatory compliance, changes or actions or significant litigation, could adversely impact Fifth Third or the businesses in which Fifth Third is engaged.

Fifth Third is subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of its operations and limit the businesses in which Fifth Third may engage. These laws and regulations may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds. The impact of any changes to laws and regulations or other actions by regulatory agencies may negatively impact Fifth Third or its ability to increase the value of its business. Additionally, actions by regulatory agencies or significant litigation against Fifth Third could cause it to devote significant time and resources to defending itself and may lead to penalties that materially affect Fifth Third and its shareholders. Future changes in the laws, including tax laws, or regulations or their interpretations or enforcement may also be materially adverse to Fifth Third and its shareholders or may require Fifth Third to expend significant time and resources to comply with such requirements.

Fifth Third and/or the holders of its securities could be adversely affected by unfavorable ratings from rating agencies.

Fifth Third’s ability to access the capital markets is important to its overall funding profile. This access is affected by the ratings assigned by rating agencies to Fifth Third, certain of its affiliates and particular classes of securities they issue. The interest rates that Fifth Third pays on its securities are also influenced by, among other things, the credit ratings that it, its affiliates and/or its securities receive from recognized rating agencies. A downgrade to Fifth Third’s, or its affiliates’, credit rating could affect its ability to access the capital markets, increase its borrowing costs and negatively impact its profitability. A ratings downgrade to Fifth Third, its affiliates or their securities could also create obligations or liabilities to Fifth Third under the terms of its outstanding securities that could increase Fifth Third’s costs or otherwise have a negative effect on Fifth Third’s results of operations or financial condition. Additionally, a downgrade of the credit rating of any particular security issued by Fifth Third or its affiliates could negatively affect the ability of the holders of that security to sell the securities and the prices at which any such securities may be sold.

Fifth Third’s stock price is volatile.

Fifth Third’s stock price has been volatile in the past and several factors could cause the price to fluctuate substantially in the future. These factors include:

•	Actual or anticipated variations in earnings;

•	Changes in analysts’ recommendations or projections;

•	Fifth Third’s announcements of developments related to its businesses;

•	Operating and stock performance of other companies deemed to be peers;

•	Actions by government regulators;

•	New technology used or services offered by traditional and non-traditional competitors; and

•	News reports of trends, concerns and other issues related to the financial services industry.

Fifth Third’s stock price may fluctuate significantly in the future, and these fluctuations may be unrelated to Fifth Third’s performance. General market price declines or market volatility in the future could adversely affect the price of its common stock, and the current market price of such stock may not be indicative of future market prices.

Fifth Third could suffer if it fails to attract and retain skilled personnel.

As Fifth Third continues to grow, its success depends, in large part, on its ability to attract and retain key individuals. Competition for qualified candidates in the activities and markets that Fifth Third serves is great and Fifth Third may not be able to hire these candidates and retain them. If Fifth Third is not able to hire or retain these key individuals, Fifth Third may be unable to execute its business strategies and may suffer adverse consequences to its business, operations and financial condition.

If Fifth Third is unable to grow its deposits, it may be subject to paying higher funding costs.

The total amount that Fifth Third pays for funding costs is dependent, in part, on Fifth Third’s ability to grow its deposits. If Fifth Third is unable to sufficiently grow its deposits, it may be subject to paying higher funding costs. This could materially adversely affect Fifth Third’s earnings and results of operations.

Fifth Third’s ability to receive dividends from its subsidiaries accounts for most of its revenue and could affect its liquidity and ability to pay dividends.

Fifth Third Bancorp is a separate and distinct legal entity from its subsidiaries. Fifth Third Bancorp receives substantially all of its revenue from dividends from its subsidiaries. These dividends are the principal source of funds to pay dividends on Fifth Third Bancorp’s stock and interest and principal on its debt. Various federal and/or state laws and regulations limit the amount of dividends that Fifth Third’s bank and certain nonbank subsidiaries may pay. Also, Fifth Third Bancorp’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors. Limitations on Fifth Third Bancorp’s ability to receive dividends from its subsidiaries could have a material adverse effect on Fifth Third Bancorp’s liquidity and ability to pay dividends on stock or interest and principal on its debt.

Future acquisitions may dilute current shareholders’ ownership of Fifth Third and may cause Fifth Third to become more susceptible to adverse economic events.

Future business acquisitions could be material to Fifth Third and it may issue additional shares of common stock to pay for those acquisitions, which would dilute current shareholders’ ownership interests. Acquisitions also could require Fifth Third to use substantial cash or other liquid assets or to incur debt. In those events, Fifth Third could become more susceptible to economic downturns and competitive pressures.

Difficulties in combining the operations of acquired entities with Fifth Third’s own operations may prevent Fifth Third from achieving the expected benefits from its acquisitions.

Inherent uncertainties exist when integrating the operations of an acquired entity. Fifth Third may not be able to fully achieve its strategic objectives and planned operating efficiencies in an acquisition. In addition, the markets and industries in which Fifth Third and its potential acquisition targets operate are highly competitive. Fifth Third may lose customers or the customers of acquired entities as a result of an acquisition. Future acquisition and integration activities may require Fifth Third to devote substantial time and resources and as a result Fifth Third may not be able to pursue other business opportunities.

After completing an acquisition, Fifth Third may find certain items are not accounted for properly in accordance with financial accounting and reporting standards. Fifth Third may also not realize the expected benefits of the acquisition due to lower financial results pertaining to the acquired entity. For example, Fifth Third could experience higher charge offs than originally anticipated related to the acquired loan portfolio.

Material breaches in security of Fifth Third’s systems may have a significant effect on Fifth Third’s business.

Fifth Third collects, processes and stores sensitive consumer data by utilizing computer systems and telecommunications networks operated by both Fifth Third and third party service providers. Fifth Third has security, backup and recovery systems in place, as well as a business continuity plan to ensure the system will not be inoperable. Fifth Third also has security to prevent unauthorized access to the system. In addition, Fifth Third requires its third party service providers to maintain similar controls. However, Fifth Third cannot be certain that the measures will be successful. A security breach in the system and loss of confidential information such as credit card numbers and related information could result in losing the customers’ confidence and thus the loss of their business.

Fifth Third is exposed to operational and reputational risk.

Fifth Third is exposed to many types of operational risk, including reputational risk, legal and compliance risk, the risk of fraud or theft by employees, customers or outsiders, unauthorized transactions by employees or operational errors.

Negative public opinion can result from Fifth Third’s actual or alleged conduct in activities, such as lending practices, data security, corporate governance and acquisitions, and may damage Fifth Third’s reputation. Additionally, actions taken by government regulators and community organizations may also damage Fifth Third’s reputation. This negative public opinion can adversely affect Fifth Third’s ability to attract and keep customers and can expose it to litigation and regulatory action.

Fifth Third’s necessary dependence upon automated systems to record and process its transaction volume poses the risk that technical system flaws or employee errors, tampering or manipulation of those systems will result in losses and may be difficult to detect. Fifth Third may also be subject to disruptions of its operating systems arising from events that are beyond its control (for example, computer viruses or electrical or telecommunications outages). Fifth Third is further exposed to the risk that its third party service providers may be unable to fulfill their contractual obligations (or will be subject to the same risk of fraud or operational errors as Fifth Third). These disruptions may interfere with service to Fifth Third’s customers and result in a financial loss or liability.

If our plan to sell certain non-core businesses is not successful, or not as successful as we expect, we may not be able to generate the gains on sale and related increase in shareholders’ equity that we anticipate from the sale of those certain businesses. Moreover, loss of income from these businesses that are sold could have an adverse effect on our earnings and future growth.

Fifth Third owns several non-strategic businesses that are not significantly synergistic with its core financial services businesses. We have announced plans to supplement our common equity capital by an estimated additional $1 billion or more through the sale of certain of these businesses. Although we expect these transactions to be completed over the course of the next several quarters, there can be no assurance that we will be able to do so within that time frame. Moreover, there can be no assurance that we will be successful in selling these businesses at all. If we can not complete these contemplated transactions at all, or cannot do so within the expected time frame, it will have an adverse impact on our ability to generate the common equity capital we anticipate. In addition, if we do complete these transactions, we will suffer the loss of income from the sold businesses, and such loss of income could have an adverse effect on our future earnings and growth.

FIFTH THIRD BANCORP

Fifth Third Bancorp is an Ohio corporation and a diversified financial services company headquartered in Cincinnati, Ohio. At March 31, 2008, Fifth Third operated 18 affiliates with 1,232 full-service Banking Centers including 107 Bank Mart® locations open seven days a week inside select grocery stores and 2,221 ATMs in the Midwestern and Southeastern regions of the United States. Fifth Third reports on five business segments: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions.

Fifth Third’s principal executive office is: Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, telephone number: (513) 534-5300.

If you would like to know more about us, see our documents incorporated by reference in this prospectus supplement as described under the heading “Where You Can Find More Information” in the accompanying prospectus.

Recent Developments

Fifth Third, like many other financial institutions, has been adversely affected by credit trends which have continued to deteriorate during the quarter ending June 30, 2008 and, in Fifth Third’s view, are unlikely to improve in the near term. Fifth Third expects its net income for the quarter ending June 30, 2008 will be reduced by increased credit costs, which it anticipates will include a provision expense for loan and lease losses for the quarter of approximately $700-725 million and net charge-offs of approximately $340-350 million. Fifth Third currently expects reported earnings per share for the quarter to be in the range of $0.01 to $0.05 per share.

Fifth Third’s Board of Directors has approved the following actions to strengthen Fifth Third’s capital position in light of the continued deterioration in credit trends referenced above:

•	The issuance of the Depositary Shares offered hereby, raising approximately $1 billion in Tier 1 capital.

•

A reduction in the quarterly common share dividend to $0.15 per share, commencing with the dividend payable on July 22, 2008 to holders of record on June 30, 2008, compared with the previous $0.44 quarterly dividend per common share.

•

The anticipated sales of certain non-core businesses that, if successfully completed, would supplement Fifth Third’s common equity capital by an estimated additional $1 billion or more. Fifth Third expects these transactions to be completed over the course of the next several quarters.

On June 18, 2008, Fifth Third filed a Current Report on Form 8-K containing additional information relating to the matters discussed in the immediately preceding paragraphs. The Current Report on Form 8-K also addresses developments relating to Fifth Third’s portfolio of leveraged leases and its estimate that the after-tax charge that would be required to address any downside risk related to the tax treatment of its leveraged leases would be $250 million, if Fifth Third were to conclude for the June 30, 2008 reporting period that it no longer meets the more-likely-than-not recognition threshold required by FASB Interpretation No. 48,” Accounting for Uncertainty in Income Taxes.” The Current Report on Form 8-K is incorporated by reference into this prospectus supplement. You should carefully review the information contained in it. See “Where You Can Find More Information.”

On June 6, 2008, Fifth Third Bancorp completed its acquisition of First Charter Corporation. Fifth Third added approximately $4.8 billion in assets and $3.2 billion in deposits as well as 57 branches in North Carolina and two in suburban Atlanta to its existing franchise. Fifth Third Bancorp paid $31.00 per First Charter share, or approximately $1.1 billion. As specified in the merger agreement, First Charter’s shareholders were entitled to elect cash or shares of Fifth Third common shares with the limitation that the aggregate merger consideration be paid in the form of 70% in shares of Fifth Third Bancorp common shares and 30% in cash. First Charter common stock shareholders who receive shares of Fifth Third common shares in the merger received 1.7412 shares of Fifth Third common shares for each share of First Charter common stock and cash in lieu of fractional shares of Fifth Third common shares. The amount of cash in lieu of a fractional share of Fifth Third common shares is determined by multiplying the fraction otherwise due by $31.00.

USE OF PROCEEDS

We expect to receive net proceeds from the offering of the Depositary Shares of approximately $            , or $             if the underwriters exercise their option to purchase up to an additional          Depositary Shares in full, in each case after underwriting commissions and expenses.

We intend to use the net proceeds of this offering for general corporate purposes.

REGULATORY CONSIDERATIONS

The Federal Reserve regulates, supervises and examines Fifth Third as a financial holding company and a bank holding company under the Bank Holding Company Act. Fifth Third’s bank subsidiaries are also regulated by various other federal and state banking regulators. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies, banks and their subsidiaries and specific information relevant to Fifth Third, please refer to Fifth Third’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus supplement. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Fifth Third’s earnings are affected by actions of the Federal Reserve, the Federal Deposit Insurance Corporation, which insures the deposits of its banking subsidiaries within certain limits, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

Fifth Third’s earnings are also affected by general economic conditions, its management policies and legislative action.

In addition, there are numerous governmental requirements and regulations that affect Fifth Third’s business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Fifth Third’s business. For example, with respect to our mortgage business, recent legislative and regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair our ability to foreclose on a defaulted mortgage loan, adversely affect our rights if a borrower declares bankruptcy, or otherwise adversely affect our rights with respect to borrowers who are in default or who qualify for such initiatives.

Depository institutions, like Fifth Third’s bank subsidiaries, are also affected by various federal and state laws, including those relating to consumer protection and similar matters. Fifth Third also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Fifth Third’s non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

We also are required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. We expect that the Series G Preferred Stock will be treated as Tier 1 capital of Fifth Third Bancorp.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

The following table provides our consolidated ratios of earnings to fixed charges:

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Consolidated ratios of earnings to fixed charges
Excluding interest on deposits	2.82x	3.19x	2.48x	2.36x	3.45x	4.87x	5.76x
Including interest on deposits	1.67	1.69	1.51	1.52	2.08	3.00	3.22

The following table provides our consolidated ratios of earnings to fixed charges and preferred stock dividend requirements:

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Consolidated ratios of earnings to fixed charges and preferred stock dividend requirements
Excluding interest on deposits	2.80x	3.19x	2.48x	2.36x	3.45x	4.86x	5.75x
Including interest on deposits	1.67	1.69	1.50	1.52	2.08	3.00	3.21

For purposes of computing the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements:

•	earnings represent income from continuing operations before income taxes and cumulative effect of accounting change, plus fixed charges;

•

fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and one third of rent expense (the proportion deemed representative of the interest factor of rent expense), net of income from subleases; and

•

fixed charges, including interest on deposits, include all interest expense and one third of rent expense (the proportion deemed representative of the interest factor of rent expense), net of income from subleases.

PRICE RANGE OF COMMON SHARES AND DIVIDEND POLICY

Our common shares trade on the NASDAQ Global Select Market under the symbol “FITB.” As of March 31, 2008, there were 532,106,075 common shares issued and outstanding. As of May 31, 2008, there were approximately 62,000 shareholders of record. The following table provides the high and low closing sales price per common share during the periods indicated, as reported on the NASDAQ Global Select Market, and dividends paid per common share during such periods.

	Low Sale Price	High Sale Price	Common Shares Dividends
2008:
Second Quarter (through June 17, 2008)	$12.73	$23.12	$		*
First Quarter	20.82	28.06		0.44

2007:
Fourth Quarter	25.13	35.08		0.44
Third Quarter	33.88	40.79		0.42
Second Quarter	38.10	43.06		0.42
First Quarter	38.66	41.20		0.42

2006:
Fourth Quarter	37.97	41.44		0.40
Third Quarter	36.25	40.11		0.40
Second Quarter	36.28	40.96		0.40
First Quarter	36.46	41.33		0.38

*	On June 18, 2008, Fifth Third announced that its Board of Directors declared a cash dividend on our common shares equal to $0.15, payable on July 22, 2008 to shareholders of record on June 30, 2008.

The amount of future dividends will depend on earnings, financial condition, capital requirements and other factors, and will be determined by our Board of Directors on quarterly basis.

The last reported sales price per share of our common shares on June 17, 2008, as reported by the NASDAQ Global Select Market, was $12.73.

DESCRIPTION OF THE SERIES G PREFERRED STOCK

The following is a brief description of the terms of the Series G Preferred Stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Second Amended Articles of Incorporation, as may be amended from time to time, and the amendment thereto creating the Series G Preferred Stock.

General

Under our Articles of Incorporation, we have authority to issue up to 500,000 shares of preferred stock, no par value (including the Series G Preferred Stock), of which 7,250 of the Series D Preferred Stock and 2,000 shares of the Series E Preferred Stock are issued and outstanding. When issued, the Series G Preferred Stock will be validly issued, fully paid and non-assessable, which means that its holders will have paid their purchase price in full and that we may not ask them to pay additional funds in respect of their shares of Series G Preferred Stock. Fifth Third will not issue any shares of Series G Preferred Stock prior to the original issue date.

The holders of Series G Preferred Stock will be entitled to receive non-cumulative cash dividends when, as and if declared out of funds legally available for payment in respect of the Series G Preferred Stock by our Board of Directors in their sole discretion. If we do not declare dividends or do not pay dividends in full on the Series G Preferred Stock on any date on which dividends are due, then these unpaid dividends will not cumulate, accrue or be payable.

Prior to the issuance of the Depositary Shares, our Board of Directors will adopt resolutions creating and designating the Series G Preferred Stock, and will file an amendment to the Articles of Incorporation with the Secretary of State of the State of Ohio setting forth the terms of the Series G Preferred Stock. When issued, the Series G Preferred Stock will have a fixed liquidation preference of $25,000 per share. If we liquidate, dissolve or wind up our affairs, holders of Series G Preferred Stock will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per share equal to the liquidation preference per share plus any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard to any undeclared dividends.

The Series G Preferred Stock will be convertible into our common shares at any time, at the option of the holder. In addition, on or after June 30, 2013, we may, at our option, at any time or from time to time cause some or all of the Series G Preferred Stock to be converted into our common shares at the then applicable conversion rate. We may exercise our conversion right if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of one of our common shares exceeds 130% of the then applicable conversion price of the Series G Preferred Stock. For a description of our common shares, please refer to “Description of Common Shares” below in this prospectus supplement. The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or any other obligation of us for their repurchase or retirement.

Dividends

Dividends on shares of Series G Preferred Stock will not be mandatory. Holders of the Series G Preferred Stock, in preference to the holders of our common shares and of any other shares of our stock ranking junior to the Series G Preferred Stock as to payment of dividends, will be entitled to receive, only when, as and if declared by our Board of Directors, out of funds legally available for payment, cash dividends. These dividends will be payable at a rate per annum equal to     % (the “Dividend Rate”), applied to the $25,000 liquidation preference per share, and will be paid on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2008 (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A “Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of the Series G Preferred Stock will commence upon the original issue date of the Series G Preferred Stock. Dividends will be paid to holders of record on the respective date fixed for that purpose by our Board of Directors in advance of payment of each particular dividend. If a Dividend Payment Date is not a business day, the applicable dividend shall be paid on the first business day following that day without adjustment.

Dividends on shares of Series G Preferred Stock will not be cumulative. Accordingly, if the Board of Directors, does not declare a dividend on the Series G Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series G Preferred Stock are declared for any future dividend period.

The amount of dividends payable per share of Series G Preferred Stock on each Dividend Payment Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York and Cincinnati, Ohio are permitted or required by any applicable law to close.

We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain our capital adequacy and liquidity. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, that the payment of dividends would be an unsafe or unsound practice and to prohibit or limit the payment thereof. In addition, we are subject to Ohio state laws relating to the payment of dividends.

Ranking

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series G Preferred Stock will rank:

•

senior to Fifth Third’s common shares and all other equity securities designated as ranking junior to the Series G Preferred Stock, which will include all future issuances of preferred stock, other than those series designated as ranking on parity with it;

•

at least equally with all other equity securities designated as ranking on a parity with the Series G Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of Fifth Third; and

•

junior to our 8.0% cumulative Series D convertible (at $23.5399 per share) perpetual preferred stock, $1,000 liquidation preference per share, or Series D Preferred Stock, and our 8.0% cumulative Series E perpetual preferred stock, $1,000 liquidation preference per share, or Series E Preferred Stock. As of March 31, 2008, the Series D Preferred Stock and Series E Preferred Stock had an aggregate liquidation preference outstanding of $9.25 million.

As described in the first bullet above, in connection with the issuance of the Series G Preferred Stock, we have agreed that we will not issue any series of preferred stock in the future that ranks senior to the Series G Preferred Stock, but we may issue additional series on parity with the Series G Preferred Stock. Our common shares and any other equity securities designated as ranking junior to the Series G Preferred Stock are referred to in the prospectus supplement as “junior stock.”

So long as any shares of Series G Preferred Stock remain outstanding, unless the full dividends for the then-current Dividend Period on all outstanding shares of Series G Preferred Stock have been paid, or declared and funds set aside therefor, on any day in the immediately succeeding Dividend Period:

•	no dividend whatsoever shall be declared on any junior stock, other than a dividend payable solely in junior stock; and

•

we and our subsidiaries may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will we pay to or make available any monies for a sinking fund for the redemption of, any junior stock.

The foregoing provisions shall not restrict the ability of any of our affiliates to engage in any market-making transactions in our junior stock in the ordinary course of business.

On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Series G Preferred Stock and any Dividend Parity Stock, all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series G Preferred Stock and the Dividend Parity Stock shall be shared:

•

first ratably by the holders of any shares of such other series of Dividend Parity Stock who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to their respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and

•	thereafter by the holders of the shares of Series G Preferred Stock and the Dividend Parity Stock on a pro rata basis.

We have agreed not to issue any new series of preferred stock having dividend payment dates that are not a March 31, June 30, September 30 and December 31 (or the next business day, if applicable).

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our Board of Directors may be declared and paid on our common shares and any other stock ranking equally with or junior to the Series G Preferred Stock from time to time out of any funds legally available for such payment, and the Series G Preferred Stock shall not be entitled to participate in any such dividend.

Conversion

Optional Conversion Right

Each share of the Series G Preferred Stock may be converted at any time, at the option of the holder, into          of our common shares (which reflects an initial conversion price of approximately $          per common share) plus cash in lieu of fractional shares, subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”).

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $25,000 by the applicable conversion rate at such time.

If the conversion date is prior to the record date for any declared dividend on Series G Preferred Stock for the dividend period in which you elect to convert, you will not receive any declared dividends for that dividend period. If the conversion date is after the record date for any declared dividend and prior to the dividend payment date, you will receive that dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, if you convert after a record date and prior to the related dividend payment date, you must pay to the conversion agent when you convert your shares of Series G Preferred Stock an amount in cash equal to the full dividend actually paid on the dividend payment date for the then-current dividend period on the shares being converted, unless your shares of Series G Preferred Stock are being converted as a consequence of a mandatory conversion at our option, a make-whole acquisition or a fundamental change as described below under “—Mandatory Conversion at Our Option,” “—Conversion Upon Certain Acquisitions” and “—Conversion Upon Fundamental Change,” respectively.

We will pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series G Preferred Stock or our common shares or other securities issued on account of Series G Preferred Stock or certificates representing such shares or securities. We will not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series G Preferred Stock, our common shares or other securities in a name other than that in which the shares of Series G Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the registered holder thereof, and will not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to us the amount of any such tax or has established, to our satisfaction, that such tax has been paid or is not payable.

Mandatory Conversion at Our Option

On or after June 30, 2013, we may, at our option, at any time or from time to time cause some or all of the Series G Preferred Stock to be converted into our common shares at the then applicable conversion rate. We may exercise our conversion right if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, the closing price of our common shares exceeds 130% of the then applicable conversion price of the Series G Preferred Stock.

If less than all of the Series G Preferred Stock are converted, the conversion agent (which initially will be the transfer agent) will select the Series G Preferred Stock to be converted by lot, or on a pro rata basis or by another method the conversion agent considers fair and appropriate, including any method required by DTC or any successor depositary (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Series G Preferred Stock is then traded or quoted). If the conversion agent selects a portion of your shares of Series G Preferred Stock for partial mandatory conversion and you convert a portion of your shares of Series G Preferred Stock at the same time, the portion converted at your option will reduce the portion of your Series G Preferred Stock selected for mandatory conversion.

The “closing price” of our common shares on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price per share of our common shares on the NASDAQ Global Select Market on that date. If our common shares are not traded on the NASDAQ Global Select Market on any date of determination, the closing price of our common shares on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which our common shares are so listed or quoted, or, if no closing price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which our common shares are so listed or quoted, or if our common shares are not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for our common shares in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of our common shares on that date as determined by a nationally recognized independent investment banking firm (unaffiliated with us) retained by us for this purpose. The “closing price” for any other share of capital stock shall be determined on a comparable basis.

A “trading day” is a day on which our common shares:

•	are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

•	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common shares.

For purposes of calculating the “closing price” of our common shares, if a reorganization event (as defined below under “—Reorganization Events”) has occurred and (1) the exchange property consists only of common shares, the “closing price” shall be based on the closing price of such common shares; (2) the exchange property consists only of cash, the “closing price” shall be the cash amount paid per share; and (3) the exchange property consists of securities, cash and/or other property, the “closing price” shall be based on the sum, as applicable, of (x) the closing price of such common shares, (y) the cash amount paid per share and (z) the value (as determined by our Board of Directors from time-to-time) of any other securities or property paid to our shareholders in connection with the reorganization event.

For purposes of this prospectus supplement, all references to the closing price and last reported sale price of one of our common shares on the NASDAQ Global Select Market shall be such closing price and last reported sale price as reflected on the website of the NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price as reflected on the website of the NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the NASDAQ Global Select Market shall govern.

To exercise the mandatory conversion right described above, we must give notice (i) by providing a notice of such conversion to each holder of our Series G Preferred Stock or (ii) issuing a press release and making this information available on our website. The conversion date will be a date selected by us (the “mandatory conversion date”) and will be no less than ten days, and no more than 20 days, after the date on which we provide such notice of mandatory conversion or issue such press release. In addition to any information required by applicable law or regulation, the notice of mandatory conversion and press release shall state, as appropriate:

•	the mandatory conversion date;

•	the number of our common shares to be issued upon conversion of each share of Series G Preferred Stock; and

•	the number of shares of Series G Preferred Stock to be converted.

Limitation on Beneficial Ownership

Notwithstanding the foregoing, no holder of Series G Preferred Stock will be entitled to receive common shares upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the common shares outstanding at such time. Any purported delivery of our common shares upon conversion of Series G Preferred Stock shall be void and have no effect to the extent, but only to the extent, that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the common shares outstanding at such time. If any delivery of our common shares owed to a holder upon conversion of Series G Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the common shares outstanding at such time. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Series G Preferred Stock to convert mandatorily.

Conversion Procedures

Conversion into our common shares will occur on the mandatory conversion date or any applicable conversion date (as defined below). On the mandatory conversion date, certificates representing our common shares will be issued and delivered to you or your designee upon presentation and surrender of the certificate evidencing the Series G Preferred Stock to the conversion agent if shares of the Series G Preferred Stock are held in certificated form, and upon compliance with some additional procedures described below. If a holder’s interest is a beneficial interest in a global certificate representing Series G Preferred Stock, a book-entry transfer through DTC will be made by the conversion agent upon compliance with the depositary’s procedures for converting a beneficial interest in a global security.

On the date of any conversion at the option of the holders, if a holder’s interest is in certificated form, a holder must do each of the following in order to convert:

•	complete and manually sign the conversion notice provided by the conversion agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the shares of Series G Preferred Stock to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to any declared and unpaid dividend payable on the next dividend payment date.

If a holder’s interest is a beneficial interest in a global certificate representing Series G Preferred Stock, in order to convert, a holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global security.

The date on which a holder complies with the foregoing procedures is the “conversion date.”

A holder may obtain copies of the required form of the conversion notice from the conversion agent. The conversion agent will, on a holder’s behalf, convert the Series G Preferred Stock into our common shares, in accordance with the terms of the notice delivered by us described below. Payments of cash for dividends and in lieu of fractional shares and, if our common shares are to be delivered, a book-entry transfer through DTC will be made by the conversion agent.

The person or persons entitled to receive the common shares and/or securities issuable upon conversion of the Series G Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. Prior to the close of business on the applicable conversion date, the common shares and/or securities issuable upon conversion of the Series G Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to our common shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common shares or other securities issuable upon conversion, by virtue of holding the Series G Preferred Stock.

Conversion Upon Certain Acquisitions

General. The following provisions will apply if, prior to the conversion date, one of the following events occur prior to the conversion date for shares of Series G Preferred Stock:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our capital stock entitling such person or group to exercise 50% or more of the total voting power of all shares of our capital stock; or

•

consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our common shares will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions;” provided, however, that a make-whole acquisition will not be deemed to have occurred if (i) at least 90% of the consideration (as determined by our Board of Directors) received by holders of our common shares in the transaction or transactions consists of common shares or American Depositary Receipts in respect of common shares that are traded on a U.S. national securities exchange or that will be traded on a U.S. national securities exchange when issued or exchanged in connection with a make-whole acquisition and (ii) such transaction or transactions are a reorganization event (as described below under “—Reorganization Event”) with the consequence that each share of Series G Preferred Stock outstanding immediately prior to such transaction or transactions will become convertible into such common shares or American Depositary Receipts in respect of common shares in such transaction or transactions.

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

Upon a make-whole acquisition, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series G Preferred Stock that occur during the period (the “make-whole acquisition conversion period”) beginning on the effective date of the make-whole acquisition (the “effective date”) and ending on the date that is 30 days after the effective date, by a number of additional common shares (the “make-whole shares”) as described below.

We will notify holders, at least 20 days prior to the anticipated effective date of such make-whole acquisition, or within two business days of becoming aware of a make-whole acquisition described in the first bullet of the definition of “make-whole acquisition,” of the anticipated effective date of such transaction. The notice will specify the anticipated effective date of the make-whole acquisition and the date by which each holder’s make-whole acquisition conversion right must be exercised, which shall be 30 days after the effective date of the make-whole acquisition. We will also notify holders on the effective date of such make-whole acquisition, or as soon as practicable thereafter, specifying, among other things, the date that is 30 days after the effective date, the number of make-whole shares and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the make-whole acquisition conversion right, a holder must deliver to the conversion agent, on or before the close of business on the date specified in the notice, the certificate evidencing such holder’s shares of the Series G Preferred Stock, if the shares of the Series G Preferred Stock are held in certificated form. If a holder’s interest is a beneficial interest in a global certificate representing Series G Preferred Stock, in order to convert a holder must comply with the requirements listed above under “—Conversion Procedures” and comply with the depositary’s procedures for converting a beneficial interest in a global security. The date that the holder complies with these requirements is referred to as the “make-whole conversion date.” If a holder does not elect to exercise the make-whole acquisition conversion right within the specified period, such holder’s shares of the Series G Preferred Stock will remain outstanding until otherwise converted but will not be eligible to receive make-whole shares.

Make-Whole Shares. The following table sets forth the number of make-whole shares per share of Series G Preferred Stock for each share price and effective date set forth below:

Share Price
	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Effective Date
June 30, 2008
June 30, 2009
June 30, 2010
June 30, 2011
June 30, 2012
June 30, 2013
Thereafter

The number of make-whole shares will be determined by reference to the table above and is based on the effective date and the price (the “share price”) paid per share of our common shares in such transaction. If the holders of our common shares receive only cash (in a single per-share amount, other than with respect to appraisal and similar rights) in the make-whole acquisition, the share price shall be the cash amount paid per share. For purposes of the preceding sentence as applied to a make-whole acquisition described in the first bullet of the definition of that term, a single price per share shall be deemed to have been paid only if the transaction or transactions that caused the person or group to become direct or indirect ultimate beneficial owners of our common equity representing more than 50% of the voting power of our common shares was a tender offer for more than 50% of our outstanding common shares. Otherwise, the share price shall be the average of the closing price per share of our common shares on the 10 trading days up to but not including the effective date.

The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the Series G Preferred Stock is adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. Each of the number of make-whole shares in the table will be subject to adjustment in the same manner as the conversion rate as set forth under “—Anti-Dilution Rate Adjustments.”

The exact share price and effective dates may not be set forth on the table, in which case:

•

if the share price is between two share price amounts on the table or the effective date is between two dates on the table, the number of make-whole shares will be determined by straight-line interpolation between the number of make-whole shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year;

•	if the share price is in excess of $ per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Series G Preferred Stock; and

•	if the share price is less than $ per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Series G Preferred Stock.

Our obligation to deliver make-whole shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness, as applied to such payments.

Conversion Upon Fundamental Change

In lieu of receiving the make-whole shares, if the reference price (as defined below) in connection with a make-whole acquisition is less than $            , which is the closing price of our common shares on the date of this prospectus supplement, subject to adjustment (a “fundamental change”), a holder may elect to convert each share of Series G Preferred Stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of the fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $            , which is 50% of the closing price of our common shares on the date of this prospectus supplement, subject to adjustment (the “base price”). The base price will be adjusted as of any date that the conversion rate of the Series G Preferred Stock is adjusted. The adjusted base price will equal the base price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the conversion rate adjustment and the denominator of which is the conversion rate as so adjusted. If the reference price is less than the base price, holders will receive a maximum          of shares of our common shares per share of Series G Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series G Preferred Stock. In lieu of issuing common shares upon conversion in the event of a fundamental change, we may at our option, and if we obtain any necessary regulatory approval, make a cash payment equal to the reference price for each common share otherwise issuable upon conversion.

The “reference price” shall be the “share price” as defined above in the paragraph immediately succeeding the table under “—Conversion Upon Certain Acquisitions—Make-Whole Shares.”

To exercise the fundamental change conversion right, a holder must comply with the requirements listed above under “—Conversion Procedures” on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of the Series G Preferred Stock will remain outstanding until otherwise converted.

We will notify holders, at least 20 days prior to the anticipated effective date of a fundamental change, or within two business days of becoming aware of a make-whole acquisition described in the first bullet of the definition of “make-whole acquisition,” of the anticipated effective date of such transaction. The notice will specify the anticipated effective date of the fundamental change and the date by which each holder’s fundamental change conversion right must be exercised. We also will provide notice to holders on the effective date of a fundamental change, or as soon as practicable thereafter, specifying, among other things, the date that is 30 days after the effective date, the adjusted conversion price following the fundamental change and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the fundamental change conversion right, a holder must comply with the requirements listed above under “—Conversion Procedures” on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right within such period, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of Series G Preferred Stock will remain outstanding (subject to the holder electing to convert such holder’s shares as described above under “—Conversion Upon Certain Acquisitions”).

Reorganization Events

In the event of:

(a) any consolidation or merger of us with or into another person in each case pursuant to which our common shares will be converted into cash, securities or other property of us or another person;

(b) any sale, transfer, lease or conveyance to another person of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, in each case pursuant to which our common shares will be converted into cash, securities or other property;

(c) any reclassification of our common shares into securities, including securities other than our common shares; or

(d) any statutory exchange of our securities with another person (other than in connection with a merger or acquisition, each of which is referred to as a “reorganization event,”

each share of the Series G Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Series G Preferred Stock, become convertible into the types and amounts of securities, cash and other property receivable in such reorganization event by a holder of our common shares that was not the counterparty to the reorganization event or an affiliate of such other party (such securities, cash and other property, the “exchange property”). In the event that holders of our common shares have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the holders of the Series G Preferred Stock are entitled to receive will be deemed to be the types and amounts of consideration received by the majority of the holders of our common shares that affirmatively make an election. In the event that holders of our common shares either (i) do not have the opportunity to elect the form of consideration to be received in the transaction or (ii) do not make any such election, the consideration that the holders of the Series G Preferred Stock are entitled to receive will be deemed to be the type and amount of consideration received by the holders of our common shares (and in the same proportions). Holders have the right to convert their shares of Series G Preferred Stock in the event of certain acquisitions as described under “—Conversion Upon Certain Acquisitions” and “—Conversion Upon Fundamental Change.” In connection with certain reorganization events, holders of the Series G Preferred Stock may have the right to vote as a class. See “Description of the Series G Preferred Stock—Voting Rights.”

Anti-Dilution Rate Adjustments

The conversion rate will be adjusted, without duplication, if certain events occur:

(1)	the issuance of our common shares as a dividend or distribution to all holders of our common shares, or a subdivision or combination of our common shares (other than in connection with a transaction constituting a reorganization event), in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0 x (OS1 ÷ OS0)

where,

CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
OS0	=	the number of our common shares outstanding at the close of business on the record date prior to giving effect to such event
OS1	=	the number of our common shares that would be outstanding immediately after, and solely as a result of, such event

(2)	the issuance to all holders of our common shares of certain rights or warrants (other than rights issued pursuant to a shareholder rights plan or rights or warrants issued in connection with a transaction constituting a reorganization event) entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase our common shares (or securities convertible into our common shares) at less than (or having a conversion price per share less than) the current market price of our common shares as of the record date, in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0 x [(OS0 + X) ÷ (OS0 + Y)]

where,

CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
OS0	=	the number of our common shares outstanding at the close of business on the record date
X	=	the total number of our common shares issuable pursuant to such rights or warrants (or upon conversion of such securities)
Y	=	the number of shares equal to quotient of the aggregate price payable to exercise such rights or warrants (or the conversion price for such securities paid upon conversion) divided by the average of the VWAP of our common shares over each of the ten consecutive VWAP trading days prior to the Business Day immediately preceding the announcement of the issuance of such rights or warrants

However, the conversion rate will be readjusted to the extent that any such rights or warrants are not exercised prior to their expiration.

(3)	the dividend or other distribution to all holders of our common shares of shares of our capital stock (other than common shares) or evidences of our indebtedness or our assets (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or (4) below, any dividend or distribution in connection with a transaction constituting a reorganization event or any spin-off to which the provisions set forth below in this clause (3) apply) in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0 x [SP0 ÷ (SP0 – FMV)]

where,

CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
SP0	=	the current market price as of the record date
FMV	=	the fair market value (as determined by our Board of Directors) on the record date of the shares of capital stock, evidences of indebtedness or assets so distributed, applicable to one of our common shares

However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on our common shares consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the NYSE, the NASDAQ Stock Market or any other national or regional securities exchange or market, then the conversion rate will instead be adjusted based on the following formula:

CR1	=	CR0 x [(FMV0 + MP0 )÷ MP0]

where,

CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
FMV0	=	the average of the VWAP of the capital stock or similar equity interests distributed to holders of our common shares applicable to one of our common shares over each of the ten consecutive VWAP trading days commencing on and including the third VWAP trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or association or over-the-counter market or if not so traded or quoted, the fair market value of the capital stock or similar equity interests distributed to holders of our common shares applicable to one of our common shares as determined by our Board of Directors
MP0	=	the average of the VWAP of our common shares over each of the ten consecutive VWAP trading days commencing on and including the third VWAP trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE, the NASDAQ Global Select Market or such other national or regional exchange or association or over-the-counter market on which our common shares are then traded or quoted

(4)	We make a distribution consisting exclusively of cash to all holders of our common shares, excluding (a) any regular cash dividend on our common shares to the extent that the aggregate regular cash dividend per share of our common shares does not exceed $0.15 in any fiscal quarter (the “dividend threshold amount”) and (b) any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries referred to in clause (5) below, in which event, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0 x [(SP0 – T) ÷ (SP0 – C)]

Where,

CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
SP0	=	the current market price as of the record date
T	=	the dividend threshold amount; provided that in the case of any dividend in a quarter other than the regular quarterly dividend or distribution, the dividend threshold amount shall be deemed to be zero
C	=	the amount in cash per share we distribute to holders or pay in such dividend or distribution

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (4).

(5)	We or one or more of our subsidiaries make purchases of our common shares pursuant to a tender offer or exchange offer by us or one of our subsidiaries for our common shares to the extent that the cash and value (as determined by our Board of Directors) of any other consideration included in the payment per share of our common shares validly tendered or exchanged exceeds the VWAP per share of our common shares on the VWAP trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0 x [(FMV + (SP1 x OS1)) ÷ (SP1 x OS0)]

where,

CR0	=	the conversion rate in effect at the close of business on the expiration date
CR1	=	the conversion rate in effect immediately after the expiration date
FMV	=	the fair market value (as determined by our Board of Directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date (the “purchased shares”)
OS1	=	the number of our common shares outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”) less any purchased shares
OS0	=	the number of our common shares outstanding at the expiration time, including any purchased shares

SP1	=	the average of the VWAP of our common shares over each of the five consecutive VWAP trading days commencing with the VWAP trading day immediately after the expiration date

“Record date” means, for purpose of a conversion rate adjustment, with respect to any dividend, distribution or other transaction or event in which the holders of our common shares have the right to receive any cash, securities or other property or in which our common shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common shares entitled to receive such cash, securities or other property (whether such date is fixed by our Board of Directors or by statute, contract or otherwise).

“Current market price” of our common shares on any day, means the average of the VWAP of our common shares over each of the ten consecutive VWAP trading days ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (1) through (5) above. For purposes of the foregoing, “ex-date” means the first date on which our common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive an issuance or distribution.

“VWAP” per share of our common shares on any VWAP trading day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FITB <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant VWAP trading day until the close of trading on the relevant VWAP trading day (or if such volume-weighted average price is unavailable, the market price of one of our common shares on such VWAP trading days determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with us) retained for this purpose by us, which investment banking firm may be an underwriter of the Series G Preferred Stock offered hereby).

A “VWAP trading day” means, for purposes of determining a VWAP, a business day on which the relevant exchange or quotation system is scheduled to be open for business and a day on which there has not occurred or does not exist a market disruption event. A “market disruption event” means any of the following events that has occurred:

•

any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during the one-hour period prior to the close of trading for the regular trading session on the relevant exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common shares or in futures or option contracts relating to our common shares on the relevant exchange or quotation system;

•

any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the relevant exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer) in general to effect transactions in, or obtain market values for, our common shares on the relevant exchange or quotation system or futures or options contracts relating to our common shares on any relevant exchange or quotation system; or

•

the failure to open of the exchange or quotation system on which futures or options contracts relating to our common shares are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

Except as stated above, the conversion rate will not be adjusted for the issuance of our common shares or any securities convertible into or exchangeable for our common shares or carrying the right to purchase any of the foregoing or for the repurchase of our common shares. An adjustment to the conversion rate also need not be made for a transaction referred to in clauses (1) through (5) above if holders of the Series G Preferred Stock may participate in the transaction on a basis and with notice that our Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of our common shares participate in the transaction. In addition, no adjustment to the conversion rate need be made for a change in the par value or no par value of our common shares.

We may, but shall not be required to, make such increases in the conversion rate, in addition to those that are required, as the Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of our common shares resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

In the event of a taxable distribution to holders of our common shares that results in an adjustment of the conversion rate, or an increase in the conversion rate at our discretion, holders of Series G Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, non-U.S. holders of Series G Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements.

We may from time to time, to the extent permitted by law and subject to the applicable rules of the NASDAQ, increase the conversion rate of the Series G Preferred Stock by a specified amount for a period of at least 20 business days. In that case, we will give at least 15 calendar days’ prior notice of such increase. We may also make such increases in the conversion rate, in addition to those set forth above, as our Board of Directors deems advisable to avoid or diminish any income tax to holders of our common shares resulting from any dividend or distribution of shares (or rights to acquire stock) or from any event treated as such for income tax purposes.

No adjustment in the conversion rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made will be made upon the date of any mandatory conversion at our option, a make-whole acquisition or a fundamental change.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Whenever the conversion rate is adjusted, we must deliver to the conversion agent a certificate setting forth the conversion rate, detailing the calculation of the conversion rate and describing the facts upon which the adjustment is based. In addition, we must notify the holders of the Series G Preferred Stock of the adjustment within ten business days of any event requiring such adjustment and describe in reasonable detail the method by which the conversion rate was adjusted.

Fractional Shares

No fractional shares of our common shares will be issued to holders of the Series G Preferred Stock upon conversion. In lieu of any fractional common shares otherwise issuable in respect of the aggregate number of shares of the Series G Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the closing price per share of our common shares determined as of the second trading day immediately preceding the effective date of conversion.

If more than one share of the Series G Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full common shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series G Preferred Stock so surrendered.

Miscellaneous

Fifth Third will at all times reserve and keep available out of the authorized and unissued shares of our common shares, solely for the issuance upon the conversion of the Series G Preferred Stock, that number of shares of our common shares as shall from time to time be issuable upon the conversion of all the Series G Preferred Stock then outstanding. Any shares of the Series G Preferred Stock converted into shares of our common shares or otherwise reacquired by us shall resume the status of authorized and unissued shares of preferred stock, undesignated as to series, and shall be available for subsequent issuance.

All payments and distributions (or deemed distributions) on the Series G Preferred Stock (and on the shares of our common shares received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series G Preferred Stock will be entitled to receive an amount per share referred to as the “Total Liquidation Amount,” equal to the fixed liquidation preference of $25,000 per share, plus any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard to any undeclared dividends. Holders of the Series G Preferred Stock will be entitled to receive the Total Liquidation Amount out of our assets that are available for distribution to shareholders of our capital stock ranking on a parity on liquidation to the Series G Preferred Stock, after payment or provision for payment of our debts and other liabilities, and distributions on the Series D Preferred Stock and Series E Preferred Stock, but before any distribution of assets is made to holders of our common shares or any other shares ranking, as to that distribution, junior to the Series G Preferred Stock.

If our assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series G Preferred Stock and all holders of any shares of our stock ranking as to any such distribution on a parity with the Series G Preferred Stock, the amounts paid to the holders of Series G Preferred Stock and to such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount and the aggregate liquidation amount of any such outstanding shares of parity stock. If the Total Liquidation Amount per share of Series G Preferred Stock has been paid in full to all holders of Series G Preferred Stock and the liquidation preference of any other shares ranking on a parity with the Series G Preferred Stock has been paid in full, the holders of our common shares or any other shares ranking, as to such distribution, junior to the Series G Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as required by Ohio law, and except for the circumstances described below under “Certain Covenants,” holders of the Series G Preferred Stock will not have any voting rights and will not be entitled to elect any directors.

Ohio law provides for mandatory voting rights for a class of shares in certain circumstances. The holders of the outstanding shares of a class are entitled to vote as a separate voting class on any amendment to a corporation’s articles of incorporation that would result in any of the following consequences:

•

increase or decrease the par value of the issued shares of the particular class, except in the case of certain amendments to the articles of incorporation adopted by the directors of the corporation to prevent an increase in the aggregate par value of the outstanding shares of the class as a result of certain dividends or distributions;

•	change the issued shares of the particular class into a lesser number of shares of the same class or into the same or a different number of shares of any other class;

•	change the express terms, or add express terms, of the shares of the particular class in any manner substantially prejudicial to the holders of the shares;

•	change the express terms of issued shares of any class senior to the particular class in any manner substantially prejudicial to the holders of shares of the particular class;

•

authorize shares of another class that are convertible into, or authorize the conversion of shares of another class into, shares of the particular class, or authorize the directors to fix or alter conversion rights of shares of another class that are convertible into shares of the particular class;

•	reduce or eliminate the stated capital of the corporation in certain circumstances;

•

substantially change the purposes of the corporation, or provide that a subsequent amendment to the articles of incorporation may be adopted that would substantially change the purposes of the corporation;

•	change the corporation into a nonprofit corporation; or

•	release preemptive right of any shares of that class entitled to preemptive rights.

Ohio law also requires that any merger or consolidation of a corporation with or into any other entity in which the corporation is not the surviving corporation be approved by the holders of each class of outstanding shares, if such class of shares would be changed in such merger or consolidation in a manner that would have required the approval of such class if the change were effected by an amendment to the corporation’s articles of incorporation.

Ohio law further provides that a corporation’s board of directors may seek shareholder approval for the purchase by the corporation of its own shares, in which case shareholders would need to vote as a class to approve such repurchases even if such class did not otherwise have voting rights.

In all of the foregoing situations set forth above, the vote or consent of the holders of at least two thirds of the outstanding shares of the Series G Preferred Stock, as well as at least two thirds of the outstanding shares of each other series of preferred shares, each voting separately as a single class, given in person or by proxy at any meeting called for the purpose, will be necessary for effecting or authorizing such matter. Alternatively, the holders of the Series G Preferred Stock as well as each other series of preferred stock could approve such matters by unanimous written consent without a meeting.

We believe that each outstanding series of shares of our preferred stock, including the Series G Preferred Stock, should be treated as a separate “class” of shares for purposes of the provisions of Ohio law described above. However, we are not aware of any controlling precedent on point. See “—Certain Covenants.”

Certain Covenants

We have made certain covenants in favor of the holders of Series G Preferred Stock in the resolutions of our Board of Directors creating and designating the Series G Preferred Stock, as follows:

•

We will not effect any merger or consolidation of us with or into any entity other than a corporation, or any merger or consolidation of us with or into any other corporation unless (i) Series G Preferred Stock remains issued and outstanding following the transaction, (ii) holders of Series G Preferred Stock are issued a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having substantially identical voting powers, preferences and special rights, or (iii) such merger is approved by a class vote of the holders of Series G Preferred Stock pursuant to the mandatory voting rights provided by Ohio law.

•

If the surviving corporation in any such merger or consolidation or its parent company, as applicable, has outstanding immediately after the consummation of such merger or consolidation one or more series of preferred stock having rights similar to those described below under “Right to Nominate Advisory Directors,” except that the persons nominated upon the occurrence of a Triggering Event (as defined below under “—Right to Nominate Advisory Directors”) are actual directors with the right to vote with members of the surviving corporation’s board of directors on matters considered by the board (as opposed to merely Advisory Directors as provided below under “—Right to Nominate Advisory Directors”), then our participation in such merger or consolidation will be conditioned upon the Articles of Incorporation or other charter document for the surviving corporation being amended to permit equivalent rights for holders of the Series G Preferred Stock.

•

We will treat each series of our preferred stock, including the Series G Preferred Stock, as a separate class of stock for purposes of the provisions of the Ohio General Corporation Law that are described above under “—Voting Rights.”

Right to Nominate Advisory Directors

If and when dividends payable on the Series G Preferred Stock or on any other class or series of Covered Parity Stock shall have not been declared and paid (i) in the case of the Series G Preferred Stock and Covered Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), or (ii) in the case of Covered Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive) (each, a “Triggering Event”), the holders of the Covered Parity Stock, acting as a single class, will be entitled to nominate two persons for appointment by Fifth Third as “Advisory Directors” to attend meetings of our Board of Directors.

Promptly after any Dividend Payment Date on which a Triggering Event occurs, Fifth Third will call a meeting of the holders of Covered Parity Stock for the purpose of nominating Advisory Directors. Under the terms of the Series G Preferred Stock, if a Triggering Event has occurred, Fifth Third will promptly appoint each such person as an Advisory Director following his or her execution of an agreement with Fifth Third governing such Advisory Director’s standard of conduct. The holders of shares of Series G Preferred Stock and other Covered Parity Stock, will be entitled to act together as a single class, to seek removal of any Advisory Director then in office by the adoption of a resolution to that effect. Upon the approval of any such resolution seeking removal of any Advisory Director, Fifth Third will terminate the appointment of such Advisory Director effective as of the date of such resolution. Upon the resignation, death or removal of any Advisory Director, the holders of Covered Parity Stock will be entitled to nominate a replacement Advisory Director to be appointed by Fifth Third as described above.

The Advisory Directors will have the right to attend all meetings of the Board of Directors, to address the board at such meetings and to receive notices of all meetings of the Board of Directors and copies of all information distributed to members of the Board of Directors in advance of or during such meetings. The Advisory Directors will not be members of the Board of Directors and will not have the right to vote with members of the Board on matters considered. The term of each Advisory Director, once appointed, will continue until the earliest of (i) the first date as of which full dividends on the Series G Preferred Stock and such other classes or series of Covered Parity Stock, have been paid for at least one year, in the case of non-cumulative Covered Parity Stock, and all dividends have been fully paid, in the case of cumulative Covered Parity Stock or (ii) the date on which such Advisory Director resigns, dies or is removed either by Covered Parity Stock, or by the Board of Directors if such Advisory Director fails to comply with his or her obligations under the agreement with Fifth Third.

The right of each person appointed as Advisory Director to attend meetings of the Board of Directors is subject to such person entering into an agreement in the form agreed with Fifth Third. Under the agreement:

(i) Fifth Third and such person agree that, as an Advisory Director of Fifth Third, such person will be subject to the provisions of Sections 1701.59 and 1701.60 of the Ohio General Corporation Law applicable to directors and to Fifth Third’s Code of Regulations, Articles of Incorporation, Corporate Governance Guidelines and policies applicable to directors of Fifth Third. Accordingly, such person will be subject to the same duty to treat confidentially information such person receives concerning Fifth Third and its affiliates in such person’s capacity as an Advisory Director that such person would be subject to if such person were a director of Fifth Third; and

(ii) the parties acknowledge that, as an Advisory Director, (i) such person is not a Director of Fifth Third and such person does not share with the members of the Board the power, authority and responsibility to direct the operations of Fifth Third, and (ii) Sections 1701.59 and 1701.60 of the Ohio General Corporation Law as applied to such person will be construed to reflect such person’s special status as an Advisory Director appointed by Fifth Third, as opposed to a Director elected in accordance with Fifth Third’s Code of Regulations. In particular, Fifth Third will acknowledge and agree that:

(x) Section 1701.61 of the Ohio General Corporation Law will not preclude such person from attending meetings of the Board, addressing the Board and receiving related materials where the subject of the Board’s deliberations include Fifth Third’s compliance with the terms of its outstanding securities, including without limitation the Series G Preferred Stock; and

(y) such person will not receive the compensation paid to directors of Fifth Third, although such person’s expenses of attending meetings of the Board will be reimbursed to such person by Fifth Third in the same manner and amount as the directors of Fifth Third.

Directors appointed by holders of Series G Preferred Stock or other shares of our (or a successor’s) preferred stock under the circumstances described in the second bullet point under “—Certain Covenants” will not be required to enter into the agreement described in this paragraph. The requirement for such an agreement only applies to Advisory Directors.

Form

The Series G Preferred Stock will be issued only in fully registered form.

Transfer Agent and Registrar

American Stock Transfer and Trust Company will be the transfer agent, registrar and paying agent for the Series G Preferred Stock. The registrar for the Series G Preferred Stock will send notices to shareholders of any meetings at which holders of Series G Preferred Stock have the right to vote on any matter.

DESCRIPTION OF COMMON SHARES

Our common shares are traded on the NASDAQ Global Select Market under the symbol “FITB.”

Voting Rights

Holders of common shares are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of common shares have no preemptive rights and the common shares has no redemption, sinking fund, or conversion privileges.

Under Ohio law and our Articles of Incorporation and Code of Resolutions, Fifth Third’s directors are elected by plurality vote. Fifth Third has, however, adopted provisions of its Corporate Governance Guidelines stating that, as long as cumulative voting is not in effect, in an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, without limitation, the director’s length of service, the director’s particular qualifications and contributions to Fifth Third, the reasons underlying the majority withheld vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be relevant.

Upon demand, each shareholder has the right to vote cumulatively in the election of directors of the corporation if:

•

written notice is given by any shareholder of the corporation to the president, a vice president or the secretary of the corporation, not less than 48 hours before the time fixed for holding the meeting at which directors are to be elected, indicating that the shareholder desires that voting for the election of directors be cumulative; and

•	announcement of the giving of this notice is made upon the convening of the meeting by the chairman or the secretary or by or on behalf of the shareholder giving the notice.

Where these conditions are met, each shareholder will be entitled to cumulate the voting power that he or she possesses and to give one nominee as many votes as the number of directors to be elected multiplied by the number of his or her shares, or to distribute these votes among two or more candidates. The availability of cumulative voting rights enhances the ability of minority shareholders to obtain representation on the Board of Directors.

Dividend

Holders of common shares are entitled to dividends as and when declared by the Board of Directors out of funds legally available for the payment of dividends. The Board of Directors has in the past declared and paid regular dividends on a quarterly basis, and intends to continue to do so in the immediate future in such amounts as the Board of Directors determines from time to time.

Most of the revenues of Fifth Third available for payment of dividends derive from amounts paid to it by its subsidiaries. Compliance with the standards set forth in Federal Reserve’s guidelines could limit the amount of dividends that we and our affiliates may pay in the future. See “Regulatory Considerations.”

Rights upon Liquidation

In the event of our liquidation, dissolution or winding up, the holders of common shares would be entitled to receive our net assets remaining after paying all liabilities and after paying all preferred stockholders (including holders of depositary shares) the full preferential amount to which those security holders are entitled.

Change of Control

Articles of Incorporation and Code of Regulations. The Articles of Incorporation and Code of Regulations contain various provisions which could discourage or delay attempts to gain control of us, including, among others, provisions that:

•	authorize the Board of Directors to fix its size between 10 and 30 directors

•	provide that directors may be removed only for cause and only by a vote of the holders of a majority of the shares entitled to vote thereon, and

•	authorize directors to fill vacancies on the board that occur between annual stockholder meetings, except for vacancies caused by a director’s removal by a stockholder vote.

In addition, the ability of the Board of Directors to issue authorized but unissued common shares or preferred stock could have an anti-takeover effect.

Federal Bank Regulatory Limitations. The Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition and

•

within that time period, the Federal Reserve Board does not issue a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued, or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. The acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as Fifth Third, generally would constitute the acquisition of control.

In addition, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of our outstanding common shares. If the acquiror is a bank holding company, this approval is required before acquiring 5% of the outstanding common shares. A company’s obtaining “control” of Fifth Third would also require Federal Reserve Board prior approval. “Control” generally means:

•	the ownership or control of 25% or more of a class of voting securities,

•	the ability to elect a majority of the directors, or

•	the ability otherwise to exercise a controlling influence over management and policies.

Ohio Law. Ohio law contains provisions that also could make more difficult a change of control of us or discourage a tender offer or other plan to restructure us. The following discussion of some of these provisions is qualified in its entirety by reference to those particular statutory and regulatory provisions.

Control Share Acquisition Act. The Ohio Control Share Acquisition Act provides that any “control share acquisition” of an Ohio issuing public corporation may be made only with the prior authorization of the shareholders of the corporation in accordance with the provisions of the Control Share Acquisition Act, unless the corporation’s articles of incorporation or code of regulations provide that the Control Share Acquisition Act does not apply to control share acquisitions of its shares. Our articles of incorporation and code of regulations do not so provide, and accordingly we are subject to the Control Share Acquisition Act. Subject to certain exceptions, a “control share acquisition” means the acquisition, directly or indirectly, by any person of shares of the corporation that, when added to all other shares in respect of which the person exercises voting power, would entitle that person, directly or indirectly, to exercise voting power in the election of directors within the following ranges:

•	20% or more, but less than one-third;

•	one-third or more, but less than a majority; or

•	a majority or more.

The Control Share Acquisition Act also requires that the acquiring person deliver an acquiring person statement to the corporation. The corporation must call a special meeting of its shareholders to vote upon the proposed acquisition within 50 days after receipt of the acquiring person statement, unless the acquiring person agrees to a later date.

The Control Share Acquisition Act further specifies that the shareholders must approve the proposed control share acquisition by certain percentages at a special meeting of shareholders at which a quorum is present. In order to comply with the Control Share Acquisition Act, the acquiring person may only acquire shares upon the affirmative vote of:

•	a majority of the voting power of the common shares entitled to vote in the election of directors that is represented in person or by proxy at the separate special meeting; and

•

a majority of the voting power of the common shares that is represented in person or by proxy at the special meeting excluding those shares of the common shares deemed to be “interested shares” for purposes of the Control Share Acquisition Act.

“Interested shares” are shares the voting power of which in the election of directors is controlled by:

•	an acquiring person;

•	any officer of the corporation;

•	any employee who is also a director of the corporation; or

•

any person who transfers such shares for value after the record date for the special meeting, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.

“Interested shares” also includes common shares that are acquired by any person during the period beginning on the date of the first public disclosure of a proposed control share acquisition or any proposed merger, consolidation or other transaction that would result in a change of control of the corporation or all or substantially all of its assets and ending on the record date for the special meeting if either:

•	the aggregate consideration paid by the person (and any other person acting in concert with the person) for shares of the corporation’s common shares exceeds $250,000; or

•

the number of shares acquired by the person (and any other person acting in concert with the person), exceeds one-half of one percent of the outstanding shares of the corporation’s common shares entitled to vote in the election of directors.

In order to comply with the Control Share Acquisition Act, the proposed control share acquisition must be completed no later than 360 days following shareholder authorization.

Merger Moratorium Statute. Ohio corporation law prohibits an issuing public corporation, such as Fifth Third, from engaging in certain transactions with an interested shareholder for a period of three years following the date on which the person became an interested shareholder unless, prior to such date, the directors of the corporation approve either the transaction or the acquisition of shares pursuant to which such person became an interested shareholder. An interested shareholder is any person who is the beneficial owner of a sufficient number of shares to allow such person, directly or indirectly, alone or with others, including affiliates and associates, to exercise or direct the exercise of 10% of the voting power of the corporation in the election of directors.

The transactions covered include:

•

any merger, consolidation, combination, or majority share acquisition between or involving the corporation or a subsidiary and an interested shareholder or an affiliate or associate of an interested shareholder;

•

certain transfers of property, dividends, and issuance or transfers of shares, from or by the corporation or a subsidiary to, with, or for the benefit of an interested shareholder or an affiliate or associate of an interested shareholder unless the transaction is in the ordinary course of the corporation’s business and on terms no more favorable to the interested shareholder than those acceptable to third parties as demonstrated by contemporaneous transactions; and

•	certain transactions which:

•	increase the proportionate share ownership of an interested shareholder;

•	result in the adoption of a plan, proposed by or on behalf of the interested shareholder, providing for the dissolution, winding up of the affairs, or liquidation of the corporation; or

•	pledge or extend the credit or financial resources of the corporation to or for the benefit of the interested shareholder.

After the initial three-year moratorium has expired, the corporation may engage in a covered transaction if:

•	the acquisition of shares pursuant to which the relevant person became an interested shareholder received the prior approval of the Board of Directors;

•

the transaction is approved by the affirmative vote of the holders of shares representing at least two-thirds of the voting power of the corporation in the election of directors and by the holders of shares representing at least a majority of voting shares that are not beneficially owned by an interested shareholder or an affiliate or associate of an interested shareholder; or

•	the transaction meets certain statutory tests designed to ensure that it is economically fair to all shareholders.

Tender Offer Procedures. Ohio corporation law also provides that an offeror may not make a tender offer that would result in the offeror beneficially owning more than 10% of any class of the corporation’s equity securities without first filing certain information with the Ohio Division of Securities and providing such information to the corporation and shareholders within Ohio. The Ohio Division of Securities may suspend the continuation of the tender offer if it determines that the offeror’s filed information does not provide full disclosure to the offerees of all material information concerning the tender offer. The statute also provides that an offeror may not acquire any equity security of the corporation within two years of the offeror’s previous acquisition of any equity security of the corporation pursuant to a tender offer unless the Ohio shareholders may sell such security to the offeror on substantially the same terms as the previous tender offer. The statute does not apply to a transaction if either the offeror or the target corporation is a savings and loan or bank holding company and the proposed transaction requires federal regulatory approval. Consequently, this Ohio statute will only apply if the proposed transaction does not trigger prior approval requirements discussed above under “Federal Bank Regulatory Limitations.”

Dissenter’s Rights. Under Ohio law, shareholders have the right to dissent from certain corporate actions and receive the fair cash value for their shares if they follow certain procedures. Shareholders entitled to relief as dissenting shareholders under Ohio law include shareholders:

•	dissenting from certain amendments to the corporation’s articles of incorporation;

•	of a corporation where all or substantially all of the assets of the corporation are being leased, sold, exchanged, transferred or otherwise disposed of outside of the ordinary course of its business;

•	of a corporation that is being merged or consolidated into a surviving or new entity;

•	of a surviving corporation in a merger who are entitled to vote on the adoption of an agreement of merger (but only as to the shares so entitling them to vote);

•	other than the parent corporation, of an Ohio subsidiary corporation that is being merged into its parent corporation;

•	of an acquiring corporation in a combination or a majority share acquisition who are entitled to vote on such transaction (but only as to the shares so entitling them to vote);

•	of an Ohio subsidiary corporation into which one or more domestic or foreign corporations are being merged;

•	of a domestic corporation that is being converted.

The existence of the above provisions could potentially result in Fifth Third being less attractive to a potential acquiror, or result in our stockholders receiving less for their common shares than otherwise might be available if there is a takeover attempt.

DESCRIPTION OF THE DEPOSITARY SHARES

Please note that in this prospectus supplement, references to “holders” of Depositary Shares mean those who own Depositary Shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in Depositary Shares registered in street name or issued in book-entry form through The Depository Trust Company.

This prospectus supplement summarizes specific terms and provisions of the Depositary Shares relating to the Series G Preferred Stock. The following summary is qualified in its entirety by reference to the terms and provisions of the Deposit Agreement, the form of depositary receipts, which contain the terms and provisions of the Depositary Shares, and our Second Amended Articles of Incorporation, as amended, and the amendment thereto creating the Series G Preferred Stock.

General

Each Depositary Share will represent a 1/250th interest in one share of Series G Preferred Stock. The Depositary Shares will be evidenced by depositary receipts. The shares of Series G Preferred Stock underlying the Depositary Shares will be deposited with Wilmington Trust Company, as depositary, under a deposit agreement to be entered into on or before the closing date (the “Deposit Agreement”), among us, the depositary, the registrar appointed thereunder and all holders from time to time of depositary receipts issued by the depositary thereunder.

American Stock Transfer and Trust Company will act as transfer agent and registrar with respect to the Depositary Shares. Wilmington Trust Company will act as paying agent with respect to the Depositary Shares.

The depositary’s office at which the depositary receipts will be administered is located at 1100 N. Market Street, Wilmington, DE 19801.

Purchasers may hold Depositary Shares either directly or indirectly through their broker or other financial institution. If a purchaser holds Depositary Shares directly, by having depositary receipts registered in its name on the books of the depositary, the purchaser is a holder of Depositary Shares. If a purchaser holds the Depositary Shares through a broker or financial institution nominee, the purchasers must rely on the procedures of such broker or financial institution to assert the rights of a holder described in this section.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the Series G Preferred Stock to the record holders of Depositary Shares in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Series G Preferred Stock.

The amounts distributed to holders of Depositary Shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Conversion of Depositary Shares

Optional Conversion. The Series G Preferred Stock may be converted, in whole or in part, into Fifth Third common shares at the option of the holders of the Series G Preferred Stock. The Depositary Shares may, at the option of holders thereof, be converted into Fifth Third common shares upon the same terms and conditions as the Series G Preferred Stock, except that depositary shares may be converted only in integral multiples of 250.

To effect such an optional conversion, if a holder’s interest is a beneficial interest in a global depositary receipt evidencing depositary shares, the holder must comply with the depositary’s and DTC’s procedures for converting a beneficial interest in a global security. If a holder’s interest is in certificated form, a holder of depositary shares must deliver depositary receipts evidencing the depositary shares to be converted, together with a written notice of conversion and a proper assignment of the depositary receipts to Fifth Third, to any transfer agent for the depositary shares, or in blank, and, if applicable, payment of an amount equal to the dividend payable on such Depositary Shares, to the depositary or its agent. Each optional conversion of Depositary Shares will be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied, and the conversion will be at the conversion rate in effect at such time and on such date.

Conversion at the Option of Fifth Third. On or after June 30, 2013, we may, at our option, at any time or from time to time cause some or all of the Series G Preferred Stock to be converted into common shares of Fifth Third at the then applicable conversion rate. We may exercise this conversion right if, for 20 trading days within any period of 30 consecutive trading days ending on the trading day preceding the date we give notice of conversion at our option, the closing price of Fifth Third common shares exceeds 130% of the then applicable conversion price of the Series G Preferred Stock.

If we elect to exercise this option, the Depositary Shares will be converted into common shares of Fifth Third upon the same terms and conditions as the Series G Preferred Stock, except that the number of shares of Fifth Third common shares received upon conversion of each Depositary Share will be equal to the number of Fifth Third common shares received upon conversion of each share of Series G Preferred Stock divided by 250. In the event that the conversion of Depositary Shares into common shares would result in the issuance of fractional shares, we will pay the holder of such Depositary Shares cash in lieu of such fractional shares.

On any applicable conversion date, if a holder’s interest is a beneficial interest in a global depositary receipt evidencing depositary shares, the holder must comply with the depositary’s and DTC’s procedures for converting a beneficial interest in a global security. If a holder’s interest is in certificated form, the record holders of Depositary Shares representing fractional interests the Series G Preferred Stock must deliver depositary receipts evidencing the Depositary Shares to be converted, together with a written notice of conversion and a proper assignment of the depositary receipts to Fifth Third, to any transfer agent for the depositary shares, or in blank to the depositary or its agent. Each such conversion of depositary shares will be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied, and the conversion will be at the conversion rate in effect at such time and on such date.

Withdrawal of Series G Preferred Stock

Any holder of Depositary Shares may receive the number of whole shares of Series G Preferred Stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the Deposit Agreement and complying with any other requirement of the Deposit Agreement. Holders of Depositary Shares making these withdrawals will be entitled to receive whole shares of Series G Preferred Stock, but holders of whole shares of Series G Preferred Stock will not be entitled to deposit that Series G Preferred Stock under the Deposit Agreement or to receive depositary receipts for that Series G Preferred Stock after withdrawal. If the Depositary Shares surrendered by the holder in connection with withdrawal exceed the number of Depositary

Shares that represent the number of whole shares of Series G Preferred Stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of Depositary Shares.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the Depositary Shares and any provision of the Deposit Agreement at any time and from time to time by agreement with the depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of Depositary Shares will not be effective unless the holders of at least a majority of the affected Depositary Shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of Depositary Shares, as described above under “—Withdrawal of Series G Preferred Stock,” to receive shares of Series G Preferred Stock and any money or other property represented by those Depositary Shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended Deposit Agreement.

The Deposit Agreement will automatically terminate if:

•	all outstanding Depositary Shares have been converted; or

•	a final distribution in respect of the Series G Preferred Stock has been made to the holders of Depositary Shares in connection with any liquidation, dissolution or winding up of Fifth Third.

We may terminate the Deposit Agreement at any time, and the depositary will give notice of that termination to the record holders of all outstanding Depositary Shares not less than 30 days before the termination date. In that event, the depositary will deliver or make available for delivery to holders of Depositary Shares, upon surrender of the depositary receipts evidencing the Depositary Shares, the number of whole or fractional shares of Series G Preferred Stock as are represented by those Depositary Shares.

Charges of Depositary

We will pay the charges of the depositary in connection with the initial deposit of the Series G Preferred Stock, the initial issuance of the Depositary Shares and any conversion of the Series G Preferred Stock. Holders of Depositary Shares will pay all other transfer and other taxes and governmental charges and, in addition, such other charges as are expressly provided in the Deposit Agreement to be for their accounts. All other charges and expenses of the depositary and of any registrar incident to the performance of their respective obligations arising from the depositary arrangements will be paid by us only after prior consultation and agreement between the depositary and us and consent by us to the incurrence of such expenses, which consent will not be unreasonably withheld.

Miscellaneous

The depositary will forward to the holders of the Depositary Shares all reports and communications from us that we would be required to furnish to the holders of the Series G Preferred Stock. Neither the depositary nor we will be liable if it or we are prevented or delayed by law or any circumstances beyond its or our control in performing our respective obligations under the Deposit Agreement. Our obligations and the obligations of the depositary under the Deposit Agreement will be limited to performance in good faith of our respective duties thereunder, and neither we nor the depositary will be obligated to prosecute or defend any legal proceedings in respect of any Depositary Shares or the Series G Preferred Stock unless a satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or independent accountants, or information provided by persons presenting Series G Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of Deposit Agreement

The depositary may resign at any time by delivering to us notice of its resignation and we may at any time remove the depositary, with any such resignation or removal taking effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. Upon termination of the Deposit Agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement, except that the depositary will continue to collect dividends and other distributions pertaining to Series G Preferred Stock and will continue to deliver Series G Preferred Stock certificates together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges, or other property in exchange for depositary receipts surrendered. At any time after the expiration of three years from the date of termination, the depositary may sell the Series G Preferred Stock and hold the proceeds of such sale, without interest, for the benefit of the holders of depositary receipts who have not then surrendered their depositary receipts. After making such sale, the depositary will be discharged from all obligations under the Deposit Agreement, except to account for such proceeds.

Voting of the Series G Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series G Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the Depositary Shares relating to the Series G Preferred Stock. Each record holder of the Depositary Shares on the record date, which will be the same date as the record date for the Series G Preferred Stock, may instruct the depositary to vote the amount of the Series G Preferred Stock represented by the holder’s Depositary Shares. To the extent possible, the depositary will try to vote the amount of the Series G Preferred Stock represented by Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Depositary Shares representing the Series G Preferred Stock, it will not vote the amount of Series G Preferred Stock, represented by such Depositary Shares.

Listing

We intend to apply for listing of the Depositary Shares on the NASDAQ Global Select Market. If the listing is approved, trading of the Depositary Shares is expected to commence within a 30-day period after the original issue date of the Series G Preferred Stock. We do not expect that there will be any separate public trading market for the shares of Preferred Stock, except as represented by the Depositary Shares.

Form of Depositary Shares

The Depositary Shares shall be issued only in book-entry form through DTC, as described under “Book-Entry System” in this prospectus supplement.

DESCRIPTION OF FIFTH THIRD CAPITAL STOCK

Fifth Third is authorized to issue a total of 2,000,500,000 shares of all classes of stock. Of the total number of authorized shares of stock, 2,000,000,000 shares are common shares, no par value, and 500,000 shares are preferred stock, no par value. By the authority granted under the General Corporation Law of the State of Ohio, Fifth Third’s Board of Directors has the power to fix the number of shares in each series, and to determine the designations and preferences, limitations and relative rights of each series, including dividend rates, terms of redemption, liquidation preferences, sinking fund requirements, and conversion rights, all without any vote or other action on the part of shareholders. This power is limited by applicable laws or regulations and may be delegated to a committee of our Board of Directors. Reference to this power by our Board of Directors includes any authorized committee thereof.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series. Fifth Third’s Board of Directors is authorized, within the limitations and restrictions stated in the second article of Fifth Third’s Articles of Incorporation, to fix by resolution the designation of each series of preferred stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or exchange, and such other subjects or matters as may be fixed by resolution of Fifth Third’s Board of Directors under the General Corporation Law of the State of Ohio.

Fifth Third has issued 7,250 shares of 8.0% cumulative Series D convertible perpetual preferred stock, $1,000 liquidation preference per share. Each share of Series D Preferred Stock is convertible at any time by the holder into common shares of Fifth Third at $23.5399 per share. The conversion right is subject to adjustment in the event Fifth Third takes certain actions such as paying a dividend in stock, issuing rights or warrants to purchase common shares at a discount to then-current market price, distributing securities evidences of assets or indebtedness, splitting its common shares into a smaller number of shares or reclassification of common shares into securities other than common shares. Dividends are paid on the Series D Preferred Stock when, as and if declared by the Board of Directors, out of any funds of Fifth Third legally available for the payment of such dividends. So long as Series D Preferred Stock is outstanding, Fifth Third cannot issue any securities ranking senior to, or on parity to it as to dividend rights or rights upon the liquidation dissolution or winding up, without the prior approval of the holders of a majority of the Series D Preferred Stock. Any merger, consolidation, reorganization, recapitalization or similar transaction or an exchange of securities with another party requires that the Series D Preferred Stock remain outstanding or that provision shall have been made for the issuance to the holders of the Series D Preferred Stock of another series of Preferred Stock with substantially identical terms.

Fifth Third has issued 2,000 shares of 8.0% Series E perpetual preferred stock, $1,000 liquidation preference per share, which ranks junior to the Series D Preferred Stock only as to dividends and equal to the Series D as to liquidation rights. So long as Series E Preferred Stock is outstanding, Fifth Third cannot issue any securities ranking senior to, or on parity to it as to dividend rights or rights upon the liquidation, dissolution or winding up, without the prior approval of the holders of a majority of the Series E Preferred Stock. Dividends are paid on the Series E Preferred Stock when, as and if declared by the Board of Directors, out of any funds of Fifth Third legally available for the payment of such dividends. In the event of a change of control that is not approved by a majority of the holders of Series E Preferred Stock, the holders have the right to receive a cash payment equivalent based upon the number of shares into which the Series E would be converted if it had the same terms as the Series D Preferred Stock. In addition, any merger, consolidation, reorganization, recapitalization or similar transaction or an exchange of securities with another party requires that the Series E Preferred Stock remain outstanding, that provision shall have been made for the issuance to the holders of the Series E Preferred Stock of another series of Preferred Stock with substantially identical terms, or with approval of a majority of the outstanding shares of Series E Preferred Stock, that a cash payment is made pursuant to the change in control provision set forth in Fifth Third’s Articles of Incorporation.

As of March 31, 2008, the Series D Preferred Stock and Series E Preferred Stock had an aggregate liquidation preference outstanding of $9.25 million.

Common Shares

See “Description of Common Shares.” As of March 31, 2008, there were 532,106,075 common shares issued and outstanding.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depositary for all of the Depositary Shares. We will issue the Depositary Shares only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee. We will issue and deposit with DTC one or more fully-registered global certificates for the Depositary Shares representing, in the aggregate, the total number of the Depositary Shares to be sold in the offering.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Depositary Shares or the Series G Preferred Stock, so long as the corresponding securities are represented by global security certificates.

In a few special situations described below, a global security will be terminated and interest in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks and brokers to find out how to have their interests in global securities transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security representing the Depositary Shares are as follows:

•	if DTC is no longer willing or able to properly discharge its responsibilities with respect to the Depositary Shares and we are unable to locate a qualified successor; and

•	we at our option elect to terminate the book-entry system through DTC.

If a global security is terminated, only DTC, and not we or the depositary is responsible for deciding the names of the institutions in whose names the Depositary Shares represented by the global security will be registered and, therefore, who will be the holders of those Depositary Shares.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of Depositary Shares within the DTC system must be made by or through direct participants, who will receive a credit for the Depositary Shares on DTC’s records. The ownership interest of each actual purchaser of each Depositary Share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owners purchased Depositary Shares. Transfers of ownership interests in the Depositary Shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Depositary Shares, unless the book-entry system for the Depositary Shares is discontinued.

DTC has no knowledge of the actual beneficial owners of the Depositary Shares. DTC’s records reflect only the identity of the direct participants to whose accounts the Depositary Shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct and indirect participants and beneficial owners, subject to any statutory or regulatory requirements as are in effect from time to time, will be governed by arrangements among them.

Although voting on the Depositary Shares is limited to the holders of record of the Depositary Shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on Depositary Shares. Under its usual procedures, DTC would mail an omnibus proxy to the depositary as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the Depositary Shares are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make distribution payments on the Series G Preferred Stock, and the depositary will then make distribution payments on the Depositary Shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. The depositary and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the Depositary Shares at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, certificates for the Depositary Shares must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary).

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each Depositary Share.

“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc., the American Stock Exchange Inc., and the Financial Industry Regulatory Authority, own DTC. Purchases of Depositary Shares within the DTC system must be made by or through direct participants who will receive a credit for the Depositary Shares on DTC’s records.

“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following summary describes certain U.S. federal income tax consequences of the ownership of our Depositary Shares as of the date hereof. Except where noted, this summary deals only with Depositary Shares held as capital assets. As used herein, the term “U.S. Holder” means a holder of Depositary Shares that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate if its income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a United States court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership holds our Depositary Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our Depositary Shares should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in our Depositary Shares.

We do not address all of the tax consequences that may be relevant to a U.S. Holder. We also do not address any of the tax consequences to holders that are not U.S. Holders or to holders that may be subject to special tax treatment including banks, thrift institutions, real estate investment trusts, regulated investment companies, personal holding companies, insurance companies, and brokers, traders and dealers in securities or currencies. Further, we do not address:

•	the U.S. federal income tax consequences to a tax-exempt organization that is a holder of our Depositary Shares;

•	the U.S. federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the Depositary Shares;

•	a person who owns 10% or more of our voting stock;

•	persons who hold our Depositary Shares in a “straddle” or as part of a “hedging,” “conversion” or “constructive sale” transaction or whose “functional currency” is not the United States dollar; or

•	any state, local or foreign tax consequences of the purchase, ownership and sale of our Depositary Shares.

A “Non-U.S. Holder” is a Depositary Shares holder other than a U.S. Holder or a partnership (as defined for U.S. federal income tax purposes).

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations (proposed and final) issued thereunder, and administrative and judicial interpretations thereof, all as they currently exist as of the date of this prospectus supplement and all of which are subject to change (possibly with retroactive effect).

Treatment of Depository Shares

In general, and taking into account the representations of DTC and the assumptions that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms, for United States federal income tax purposes, if you hold Depositary Shares, you will be treated as the owner of the Series G Preferred Stock represented by those Depositary Shares.

This summary of certain U.S. federal income tax considerations is for general information only and is not legal or tax advice. You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing Depositary Shares in your particular circumstances.

U.S. Holders

Dividends. Payments on the Depositary Shares will be considered dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be taxable as ordinary income.

Under current law, if you are an individual, dividends received by you generally will be subject to a reduced maximum tax rate of 15% through taxable years ending on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. The rate reduction will not apply to dividends received to the extent that you elect to treat the dividends as “investment income,” which may be offset by investment expense. Furthermore, the rate reduction will also not apply to dividends that are paid to you with respect to Depositary Shares that are held by you for less than 61 days during the 121-day period beginning on the date which is 60 days before the date on which the Depositary Shares became ex-dividend with respect to such dividend. (A 91-day minimum holding period applies to certain dividend arrearages.)

In general, for purposes of meeting the holding period requirements for both the dividends-received deduction and the reduced maximum tax rate on dividends described above, you may not count towards your holding period any period in which you (a) have the option to sell, are under a contractual obligation to sell, or have made (and not closed) a short sale of Depositary Shares or substantially identical stock or securities, (b) are the grantor of an option to buy Depositary Shares or substantially identical stock or securities or (c) otherwise have diminished your risk of loss by holding one or more other positions with respect to substantially similar or related property. The U.S. Treasury Regulations provide that a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is the beneficiary of a guarantee, surety agreement, or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the Code disallows the dividends-received deduction as well as the reduced maximum tax rate on dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are advised to consult your own tax advisor regarding the implications of these rules in light of your particular circumstances.

If you are a corporation, dividends that are received by you will generally be eligible for a 70% dividends-received deduction under the Code. However, the Code disallows this dividends-received deduction in its entirety if the Depositary Shares with respect to which the dividend is paid are held by you for less than 46 days during the 91-day period beginning on the date which is 45 days before the date on which the Depositary Shares become ex-dividend with respect to such dividend. (A 91-day minimum holding period applies to certain dividend arrearages.)

You should consider the effect of section 246A of the Code, which reduces the dividends-received deduction allowed with respect to “debt-financed portfolio stock.” The Code also imposes a 20% alternative minimum tax on corporations. In some circumstances, the portion of dividends subject to the dividends-received deduction will serve to increase a corporation’s minimum tax base for purposes of the determination of the alternative minimum tax.

Dispositions. A sale, exchange, or other disposition of Depositary Shares will generally result in gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the Depositary Share. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for the Depositary Shares exceeds one year. Under current law, if you are an individual, net long-term capital gain realized by you is subject to a reduced maximum tax rate of 15%. With respect to taxable years ending after December 31, 2010, the maximum rate is scheduled to return to the previously effective 20% rate. The deductibility of capital losses is subject to limitations.

Adjustment of Conversion Rates. The conversion rate of the Depositary Shares is subject to adjustment under certain circumstances. Treasury regulations promulgated under Section 305 of the Code would treat a U.S. holder of Depositary Shares as having received a constructive distribution includible in such U.S. holder’s U.S. income in the manner described above under “—U.S. Holders—Dividends,” above, if and to the extent that certain adjustments in the conversion rate increase the U.S. holder’s proportionate interest in our earnings and profits. For example, an increase in the conversion rate to reflect a taxable dividend to holders of common shares or in connection with certain acquisitions (see “Description of the Series G Preferred Stock—Conversion—Conversion Upon Certain Acquisitions” and “—Conversion—Conversion Upon Fundamental Change”) will generally give rise to a deemed taxable dividend to the holders of the Series G Preferred Stock to the extent of our current and accumulated earnings and profits. In addition, an adjustment to the conversion rate of the Depositary Shares or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. holders of our common shares. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of the Series G Preferred Stock, however, will generally not be considered to result in a constructive dividend distribution.

Conversion into Common Shares. You generally will not recognize any gain or loss in respect of the receipt of common shares upon the conversion of the Series G Preferred Stock. The adjusted tax basis of common shares received on conversion will equal the adjusted tax basis of the Series G Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash), and the holding period of such common shares received on conversion will generally include your holding period for the converted Series G Preferred Stock.

Cash received in lieu of fractional shares of common shares will generally be treated as a payment in a taxable exchange, and you will generally recognize gain or loss on the receipt of such cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional shares.

In the event a U.S. holder’s Series G Preferred Stock is converted pursuant to an election by the holder in the case of certain acquisitions (see “Description of the Series G Preferred Stock—Conversion—Conversion Upon Certain Acquisitions” and “—Conversion—Conversion Upon Fundamental Change”), or is converted pursuant to certain other transactions, including our consolidation or merger into another person (see “Description of the Series G Preferred Stock—Conversion—Reorganization Events”), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion and cannot be known without knowing the specific nature of the transaction. Such a transaction may be taxable to you, even if you receive no cash pursuant to the transaction, or it may be tax-free depending on the particular circumstances of the transaction. Each U.S. holder should consult its tax adviser to determine the specific tax treatment of a conversion under such circumstances.

Non-U.S. Holders

Dividends. If you are a non-U.S. holder of Depositary Shares, then to the extent that distributions on the Depositary Shares constitute a “dividend” for U.S. federal income tax purposes (see the discussion under the heading “—U.S. Holders—Dividends” above), a non-U.S. holder generally will be subject to U.S. federal withholding tax at a gross rate of 30%, subject to any exemption or reduction under an applicable income tax treaty, unless the dividends are effectively connected with the non-U.S. holder’s conduct of a United States trade or business, as described below, or unless you have furnished to us or another payor:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as (or, in the case of a non-U.S. holder that is a partnership or an estate or trust, such forms certifying the status of each partner in the partnership or beneficiary of the estate or trust as) a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate or exemption in accordance with the U.S. Treasury Regulations.

If you are eligible for a reduced rate of or an exemption from United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.

We may withhold 30% (or at such lower applicable rate) of either (1) the gross amount of the entire distribution, including the amount not constituting a dividend, once determined, or (2) the gross amount of the distribution that we project will constitute a dividend, in each case as provided for in the U.S. Treasury Regulations. If it is subsequently determined that the amount of tax withheld exceeds the amount of withholding tax applicable to the dividend portion of the distribution, then you may obtain a refund of any such excess amount, if you timely file a refund claim with the Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment or fixed base that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-U.S. person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at net rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” on your earnings and profits for the taxable year that are effectively connected to your conduct of a trade or business within the United States at a 30% gross rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Dispositions. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition of Depositary Shares unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment or fixed base that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. federal income taxation on a net income basis,

•	you are an individual, you hold Depositary Shares as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•

we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the Depositary Shares or any class of our publicly traded stock and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” on your earnings and profits for the taxable year that are effectively connected to your conduct of a trade or business within the United States at a 30% gross rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Fifth Third has not been, is not and does not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Adjustment of Conversion Rate. As described above under “—U.S. Holders—Adjustment of Conversion Rate,” adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a non-U.S. holder in our earning and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under “—Non-U.S. Holders—Dividends.”

Conversion into Common Shares. Non-U.S. holders will generally not recognize any gain or loss in respect of the receipt of common shares upon the conversion of the Series G Preferred Stock, except with respect to any cash received in lieu of a fractional share of our common shares that is taxable as described above under “—Non-U.S. Holders, Dispositions.”

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of our Depositary Share and the proceeds from the sale or exchange of our Depositary Shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient such as a corporation. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or fail to report in full dividend and interest income.

Payments to holders of Depositary Shares will not be subject to backup withholding if such payments are subject to withholding as payments to non-U.S. holders.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments and

•	the payment of the proceeds from the sale of Depositary Shares effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from U.S. federal income tax (even though it may be subject to withholding tax a described above), and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-U.S. person, or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations, or

•	you are presumed to be a non-U.S. person under applicable U.S. Treasury Regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of Depositary Shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Depositary Shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In general, if Depositary Shares are not held through a qualified intermediary, the amount of payments made on those Depositary Shares, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

In addition, a sale of Depositary Shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. federal income tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•

such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Series G Preferred Stock. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The acquisition or conversion of Series G Preferred Stock by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Series G Preferred Stock is acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of Series G Preferred Stock. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of Series G Preferred Stock or any interest therein will be deemed to have represented by its purchase and holding or conversion of Series G Preferred Stock offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing or converting the Series G Preferred Stock on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase, holding and exercise of the Series G Preferred Stock will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing Series G Preferred Stock on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of Series G Preferred Stock have exclusive responsibility for ensuring that their purchase and holding of Series G Preferred Stock do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Series G Preferred Stock to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING

Fifth Third Bancorp and the underwriters named below have entered into an underwriting agreement with respect to the Depositary Shares being offered. Subject to certain conditions, the underwriters have agreed to purchase the respective number of Depositary Shares indicated in the table below. Goldman, Sachs & Co. is the representative of the Underwriters.

The underwriters have committed to take and pay for all of the Depositary Shares being offered, if any are taken, other than the Depositary Shares covered by the option described below unless and until this option is exercised.

If the underwriters sell more than              Depositary Shares, the underwriters have an option to buy up to an additional              Depositary Shares from Fifth Third. The underwriters may exercise that option for 30 days.

Underwriters	Number of Depositary Shares
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Fifth Third Securities, Inc.
Total

The Depositary Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Depositary Shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $             per Depositary Share. If all of the Depositary Shares are not sold at the initial public offering price, the underwriters may change the offering price and other selling terms.

We have agreed, subject to certain exceptions with respect to, inter alia, options or other share-based awards pursuant to our employee benefit and related plans, that we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of our common shares, or any options or warrants to purchase any of our common shares, or any securities convertible into, exchangeable for or that represent the right to receive our common shares (other than the Series G Preferred Stock and common shares that may be issued upon the conversion thereof and other than common shares that may be issued upon conversion of our Series D Preferred Stock), without the prior consent of Goldman, Sachs & Co. for a period of 90 days after the date of this prospectus supplement.

In addition, certain of our directors and executive officers have also agreed, subject to certain exceptions with respect to, inter alia, certain gifts, transfers to entities 100% owned by the officer or director or family members, estate planning transactions, transfers by operation of law, to satisfy tax obligations with respect to certain stock awards and to pay the exercise price for options to purchase common shares, in each case by transfer to us, transfers pursuant to 105-1 plans in effect as of the date of this prospectus supplement, that such directors and executive officers will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, hedge or otherwise dispose of, directly or indirectly, any of our common shares, or any options or warrants to purchase any of our common shares, or any securities convertible into, exchangeable for or that represent the right to receive our common shares without the prior consent of Goldman, Sachs & Co. for a period of 90 days after the date of this prospectus supplement.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by Fifth Third. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase              additional Depositary Shares.

Paid by Fifth Third
Per Depositary Share	$
Total (no exercise of option)	$
Total (full exercise of option)	$

The Depositary Shares and the Series G Preferred Stock are new issues of securities with no established public trading market. We intend to apply for listing of the Depositary Shares on the NASDAQ Global Select Market. If the listing is approved, trading of the Depositary Shares is expected to commence within a 30-day period after the original issued date of the Series G Preferred Stock. We have been advised by the underwriters that they intend to make a market in the Depositary Shares but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Depositary Shares.

In connection with the offering, the underwriters may purchase and sell the Depositary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Depositary Shares than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases of Depositary Shares made for the purpose of preventing or retarding a decline in the market price of the Depositary Shares while the offering is in process.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the Depositary Shares. As a result, the price of the Depositary Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

It is expected that delivery of the Depositary Shares will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Depositary Shares on any date prior to the third business day before delivery will be required, by virtue of the fact that the Depositary Shares initially will settle on the fifth business day following the day of pricing (“T+5”), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Fifth Third Securities, Inc. is a member of the Financial Industry Regulatory Authority (“FINRA”) and is an affiliate of ours for purposes of the FINRA Conduct Rules. In the event Fifth Third Securities, Inc. acts as an underwriter in connection with the offering of any securities under this prospectus and the related registration statement, such offering will be conducted in accordance with the applicable sections of Rule 2720 of the FINRA Conduct Rules. Pursuant to such rules, no FINRA member participating in any such offering will be permitted to execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

Fifth Third estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $            .

Fifth Third has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to Fifth Third, for which they have in the past received, and may in the future receive, customary fees and expenses.

Fifth Third’s affiliates may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the Depositary Shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

VALIDITY OF SECURITIES

The validity of the Depositary Shares and the Series G Preferred Stock will be passed upon by Paul L. Reynolds, Esq., Executive Vice President and General Counsel, and by Graydon Head & Ritchey LLP, Cincinnati, Ohio, and for the underwriters by Sullivan & Cromwell LLP, New York, New York. Mr. Reynolds and Graydon Head & Ritchey LLP will rely as to all matters of New York law upon the opinion of Sullivan & Cromwell LLP. Sullivan & Cromwell LLP will rely as to all matters of Ohio law upon the opinions of Mr. Reynolds and Graydon Head & Ritchey LLP. Mr. Reynolds owns shares of Fifth Third’s common shares and holds options and other convertible securities to purchase additional shares of Fifth Third’s common shares. Certain United States federal income taxation matters will be passed upon for us by Alston & Bird LLP, Washington, D.C.

PROSPECTUS

Fifth Third Bancorp

Junior Subordinated Debt Securities

Guarantees

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Fifth Third Capital Trust IV

Fifth Third Capital Trust V

Fifth Third Capital Trust VI

Fifth Third Capital Trust VII

Fifth Third Capital Trust VIII

Fifth Third Capital Trust IX

Fifth Third Capital Trust X

Fifth Third Capital Trust XI

Fifth Third Capital Trust XII

Trust Preferred Securities

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2008

Unless the context requires otherwise, references to (1) “we,” “us,” “our” or similar terms are to Fifth Third Bancorp and its subsidiaries, and (2) the “Trusts” are Fifth Third Capital Trust IV, Fifth Third Capital Trust V, Fifth Third Capital Trust VI, Fifth Third Capital Trust VII, Fifth Third Capital Trust VIII, Fifth Third Capital Trust IX, Fifth Third Capital Trust X, Fifth Third Capital Trust XI and Fifth Third Capital Trust XII, statutory Delaware trusts and the issuers of the trust preferred securities.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, junior subordinated debt securities, subordinated debt securities, senior debt securities, warrants, preferred stock, depositary shares representing interests in preferred stock, and common stock in one or more offerings. The Trusts may sell trust preferred securities representing undivided beneficial interests in the Trusts, which may be guaranteed by Fifth Third Bancorp, to the public.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” into this prospectus and the applicable prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus, the applicable prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus and the applicable prospectus supplement and information incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the information that was filed later.

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We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such future filings deemed not to have been filed), until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Current Reports on Form 8-K filed on January 14, 2008, February 25, 2008, February 28, 2008 and April 23, 2008; and

•	Proxy Statement on Schedule 14A dated March 6, 2008.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Paul L. Reynolds

Executive Vice President, General Counsel and Secretary

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

MD10AT76

Cincinnati, OH 45263

(513) 579-5300

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus in public offerings to or through underwriters, to be designated at various times, or directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Securities other than common stock will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. These securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of the trading market for these securities.

In facilitating the sale of securities, underwriters may receive compensation from us and/or the applicable Trust or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation

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in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and/or the applicable Trust and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Any such underwriter or agent will be identified, and any such compensation received from us and/or the applicable Trust will be described, in the prospectus supplement relating to those securities.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us and/or the applicable Trust in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

Under agreements which we and the applicable Trust may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us and the applicable Trust against certain liabilities, including liabilities under the Securities Act.

If so noted in the applicable prospectus supplement relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from us and/or the applicable Trust under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

If we and/or the applicable Trust offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be described in the applicable prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable prospectus supplement. Purchasers of securities directly from us may be entitled under agreements that they may enter into with us and/or the applicable Trust to indemnification by us and/or the applicable Trust against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

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Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us or any of the trustees, depositaries, warrant agents, transfer agents or registrars for securities sold using this prospectus in the ordinary course of business.

Fifth Third Securities, Inc. is a member of the Financial Industry Regulatory Authority (“FINRA”) and is an affiliate of ours for purposes of the FINRA Conduct Rules. In the event Fifth Third Securities, Inc. acts as an underwriter in connection with the offering of any securities under this prospectus and the related registration statement, such offering will be conducted in accordance with the applicable sections of Rule 2720 of the FINRA Conduct Rules or, in the case of the trust preferred securities of the Trusts, Rule 2810 of the FINRA Conduct Rules. Pursuant to such rules, no FINRA member participating in any such offering will be permitted to execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds.

VALIDITY OF SECURITIES

Unless stated otherwise in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Paul L. Reynolds, Esq., Executive Vice President, General Counsel and Secretary of Fifth Third Bancorp, and by Graydon Head & Ritchey LLP, Cincinnati, Ohio. Certain legal matters will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon for the Trusts and us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Mr. Reynolds and Graydon Head & Ritchey LLP will rely as to all matters of New York law upon the opinion of Sullivan & Cromwell LLP. Sullivan & Cromwell LLP will rely as to all matters as to Ohio law upon the opinions of Mr. Reynolds and Graydon Head & Ritchey LLP. Mr. Reynolds owns shares of our common stock and holds options and other convertible securities to acquire additional shares of our common stock.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007 and the effectiveness of Fifth Third Bancorp’s internal control over financial reporting as of December 31, 2007 included in Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

5

Depositary Shares

Fifth Third Bancorp

Each Representing 1/250th Interest in a Share of

% Non-Cumulative Perpetual Convertible Preferred Stock,

Series G

Goldman, Sachs & Co.

Credit Suisse

Merrill Lynch & Co.

Co-Manager

Fifth Third Securities, Inc.